SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ChoicePoint Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ChoicePoint Inc.

1000 Alderman Drive
Alpharetta, Georgia 30005

March 19, 2004

Dear Shareholders,

      You are cordially invited to attend the 2004 annual meeting of shareholders of ChoicePoint Inc., which will be held at ChoicePoint’s principal executive offices, 1000 Alderman Drive, Alpharetta, Georgia, on Thursday, April 29, 2004 at 10:00 a.m., local time.

      Information concerning the meeting, the nominees for the board of directors and other business to be conducted at the meeting is contained in the Notice of Annual Meeting of Shareholders and related Proxy Statement which follow.

      It is important that your shares be represented at the meeting in order for the presence of a quorum to be assured and for your vote to be counted. Please return your signed proxy promptly, whether or not you plan to attend the meeting. You also may also vote by telephone or via the Internet by following the instructions on your proxy card. Your vote is very important to ChoicePoint.

      We appreciate your support in helping ChoicePoint create a safer, more secure society through the responsible use of information. On behalf of the officers and directors of ChoicePoint, we wish to thank you for your continuing confidence in ChoicePoint.

DEREK V. SMITH
Chairman and Chief Executive Officer

Alpharetta, Georgia

March 19, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY OR VOTE BY TELEPHONE OR BY THE INTERNET.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
ABOUT THE MEETING
CORPORATE GOVERNANCE
PROPOSAL NO. 1 -- ELECTION OF CHOICEPOINT DIRECTORS
CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CHOICEPOINT EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 2 -- APPROVAL OF THE CHOICEPOINT INC. DEFERRED COMPENSATION PLAN
REPORT OF AUDIT COMMITTEE
PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF CHOICEPOINT INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
APPENDIX A
APPENDIX B

CHOICEPOINT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 29, 2004

      NOTICE IS HEREBY GIVEN that ChoicePoint Inc. will hold the annual meeting of its shareholders on Thursday, April 29, 2004 at 10:00 a.m. local time, for the following purposes:

(1)	To elect one director for a term expiring in 2005 and two directors for terms expiring in 2007;

(2) To approve the ChoicePoint Inc. Deferred Compensation Plan;

(3) To ratify the appointment of independent public accountants; and

(4)	To transact any other business properly brought before the annual meeting or any adjournment or postponement thereof.

      The board of directors is not currently aware of any other matters that will come before the annual meeting. Only ChoicePoint shareholders of record at the close of business on March 10, 2004 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

      Regardless of whether you plan to attend the annual meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy in the accompanying envelope, or by voting by telephone or via the Internet as instructed on your proxy card.

By Order of the Board of Directors,

DAVID W. DAVIS
Corporate Secretary

Alpharetta, Georgia

March 19, 2004

CHOICEPOINT INC.

1000 Alderman Drive
Alpharetta, Georgia 30005

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held April 29, 2004

      The 2004 Annual Meeting of Shareholders of ChoicePoint Inc. (“ChoicePoint” or the “Company”) will be held on April 29, 2004, at ChoicePoint’s corporate headquarters, located at 1000 Alderman Drive, Alpharetta, Georgia 30005, beginning promptly at 10:00 a.m., local time. The enclosed form of proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about March 19, 2004.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

      You are receiving this proxy statement and proxy card because you own shares of common stock in ChoicePoint Inc. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you vote you appoint Derek V. Smith, Douglas C. Curling and David W. Davis as your representatives at the annual meeting. Messrs. Smith, Curling and Davis will vote your shares, as you have instructed them on the proxy card, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to vote in advance of the annual meeting in case your plans change.

      If an issue comes up for vote at the annual meeting that is not on the proxy card, Messrs. Smith, Curling and Davis will vote your shares, under your proxy, in accordance with their best judgment.

What am I voting on?

      You are being asked to vote on (1) the election of one director for a term expiring in 2005 and two directors for terms expiring in 2007, (2) approval of the ChoicePoint Inc. Deferred Compensation Plan and (3) the ratification of the appointment of Deloitte & Touche LLP as independent public accountants. No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

      Shareholders as of the close of business on March 10, 2004 are entitled to vote. This is referred to as the record date. Each share of common stock is entitled to one vote.

How do I vote?

      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.

      You may vote by telephone. You do this by calling the toll-free telephone number on your proxy card or vote instruction form on a touch-tone phone. Be sure to have your proxy card or vote instruction form available. If you hold your shares in the name of a bank or broker, your ability to vote by telephone depends on their voting processes. Please follow the directions on your proxy card carefully.

      You may vote by the Internet. You do this by visiting the Internet site at HTTP://WWW.VOTEFAST.COM. If you hold your shares in the name of a bank or broker, your ability to vote by the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

      You may also vote in person at the annual meeting. Written ballots will be available to anyone who wants to vote at the annual meeting. If you hold your shares in “street name” (through a broker or other nominee, such as a bank), you must request a legal proxy from your stockbroker in order to vote at the annual meeting.

How many shares represented do you need to hold the annual meeting?

      As of March 10, 2004, 88,027,634 shares of common stock were issued and outstanding. Holders of a majority of the outstanding shares as of the record date, equal to 44,013,818 shares, must be present at the annual meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending written notice to our corporate secretary at 1000 Alderman Drive, Alpharetta, Georgia 30005;

•	signing another proxy with a later date; or

•	voting again at the annual meeting.

How may I vote for the nominees for election of director?

      With respect to the election of nominees for director, you may:

•	vote FOR the election of the three nominees for director;

•	WITHHOLD AUTHORITY to vote for the three nominees; or

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee or nominees.

How many votes must the nominees for election as director receive to be elected?

      If a quorum is present at the meeting, the nominee that receives the greatest number of affirmative votes of the nominees for a term expiring in 2005 and the two nominees receiving the greatest number of affirmative votes of all nominees for a term expiring in 2007, known as a plurality, will be elected to serve as directors. Shares that are not voted and shares for which votes are withheld will not affect the outcome of the election for directors. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected.

What happens if a nominee is unable to stand for election?

      The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

How may I vote for approval of the ChoicePoint Inc. Deferred Compensation Plan?

      With respect to the proposal to approve the ChoicePoint Inc. Deferred Compensation Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

How many votes must the approval of the ChoicePoint Inc. Deferred Compensation Plan receive to pass?

      If a quorum is present at the annual meeting, the approval of the ChoicePoint Inc. Deferred Compensation Plan must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.

How may I vote for the ratification of the appointment of the independent public accountants?

      With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as ChoicePoint’s independent public accountants for fiscal year 2004, you may:

•	vote FOR ratification;

•	vote AGAINST ratification; or

•	ABSTAIN from voting on the proposal.

How many votes must the ratification of the appointment of the independent public accountants receive to pass?

      If a quorum is present at the annual meeting, the ratification of the appointment of the independent public accountants must receive the affirmative vote of a majority of the votes cast on this proposal. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.

What happens if I sign and return my proxy card but do not provide voting instructions?

      If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the three named director nominees and FOR the ratification of the appointment of the independent public accountants and FOR the ChoicePoint Inc. Deferred Compensation Plan. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

Will my shares be voted if I do not sign and return my proxy card?

      If your shares are held in “street name,” your brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors and the ratification of independent public accountants. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting.

      A brokerage firm cannot vote customers’ shares on non-routine matters such as the approval of the ChoicePoint Inc. Deferred Compensation Plan. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on this non-routine matter. These “broker non-votes” are counted for purposes of establishing a quorum; however, they are neither counted as votes cast for or against a matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote.

Where do I find the voting results of the meeting?

      We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004. The report will be filed with the Securities and Exchange Commission (the “SEC”), and you will be able to get a copy by contacting our corporate secretary at (770) 752-6000, the SEC at (800) SEC-0330 for the location of the nearest public reference room, through our web site at www.choicepoint.com or the SEC’s EDGAR system at www.sec.gov.

CORPORATE GOVERNANCE

      The ChoicePoint board of directors represents the shareholders’ interests in achieving a successful business and increasing shareholder value in long-term financial returns and has always been committed to the highest level of corporate governance. The board has a responsibility to its shareholders, employees, customers, and to the communities where it operates, to ensure that the Company operates with the highest professional, ethical, legal and socially responsible standards and to use information responsibly to create a safer, more secure society.

      Since becoming a public company, the ChoicePoint board of directors has always been comprised of a majority of independent directors, as now required by the New York Stock Exchange listing standards. In July 2002, the board of directors created the position of lead director, whose primary responsibility is to preside over the regular executive sessions of the board of directors in which management directors and other members of management do not participate. The non-management directors elected Thomas M. Coughlin as lead director to preside over the executive sessions.

      The board of directors has determined that all of the directors are independent under the New York Stock Exchange listing standards, with the exception of Derek V. Smith and Douglas C. Curling, both of whom are considered inside directors because of their employment with the Company.

      The ChoicePoint Corporate Governance Guidelines incorporate the practices and policies under which the board has operated, including the requirement that a substantial majority of directors be outside, independent directors and that the audit committee, management compensation and benefits committee (the “compensation committee”) and the corporate governance and nominating committee be comprised entirely of independent directors. Principal topics addressed by the Corporate Governance Guidelines include:

•	Board composition, including board size, independence of directors, number of independent directors, lead director position and succession planning;

•	Board functions, including executive sessions of non-employee directors, length of board service, access to management, board retirement and management development and succession planning; and

•	Board committees, including responsibilities for each committee, nomination and selection of directors, director compensation, board assessment, chief executive officer evaluation and retention of independent advisors.

      The corporate governance and nominating committee will periodically review and amend the Corporate Governance Guidelines as needed. A copy of the ChoicePoint Inc. Code of Conduct, Code of Ethics for Senior Financial Officers and Business Unit Leaders, the Corporate Governance Guidelines and

charters for the audit committee, management compensation and benefits committee and corporate governance and nominating committee may be found on the Company’s web site at www.choicepoint.com. Copies will be provided to shareholders who request a copy in writing to the Corporate Secretary, ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005.

      The corporate governance and nominating committee will consider nominees recommended by the board of directors, management and shareholders. The corporate governance and nominating committee is authorized to retain third-party executive search firms to identify candidates.

      The corporate governance and nominating committee will consider certain factors when selecting board candidates, including, but not limited to, the current composition and diversity of skills of the board, expertise and experience of a director leaving the board, expertise required for a particular board committee or if there is a corporate need for specific skills. The corporate governance and nominating committee applies the following guidelines when considering a prospective candidate for the board:

•	A desire to serve on the board primarily to contribute to the growth and prosperity of ChoicePoint and help create long-term value for its shareholders;

•	Individuals who possess the highest personal and professional ethics, integrity and values;

•	Business or professional knowledge and experience that will contribute to the effectiveness of the board and the committees of the board, and will replace, when possible, important attributes possessed by directors who have retired or will retire in the near future;

•	The ability to understand and exercise sound judgment on issues related to the goals of ChoicePoint;

•	A willingness and ability to devote the time and effort required to serve effectively on the board, including preparation for and attendance at board and committee meetings;

•	An understanding of the interests of shareholders, customers, employees and the general public, the intention and ability to act in the interests of all shareholders and an understanding of the use of information to help create a safer, more secure society;

•	A position of leadership in his or her field of endeavor which may include business, government, community or education; and

•	Free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and free of any material business relationship with ChoicePoint except for the employment relationship of an inside director.

      A specific area of business expertise that will best benefit the Company will be identified by the corporate governance and nominating committee and based on this determination, and the criteria required for potential nominees, candidates possessing the targeted skills and requirements will be selected. Once a prospective nominee has been identified, the chairman of the board will initiate discussions with a prospective candidate and make appropriate recommendations to the corporate governance and nominating committee. The corporate governance and nominating committee will consider the qualifications of the potential candidate and make a recommendation to the full board. Candidates are subject to ChoicePoint’s background screening process.

      Any shareholder who wishes to recommend a prospective candidate for the board of directors for consideration by the corporate governance and nominating committee may do so by submitting the nominee’s name and qualifications in writing to the following address: ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005, Attn: Corporate Secretary. The corporate governance and nominating committee does not intend to alter the manner in which it evaluates a nominee based on whether the nominee was recommended by a shareholder.

      Shareholders wishing to communicate with the board of directors, any of its committees, or one or more individual directors regarding relevant business issues or who wish to make concerns regarding

ChoicePoint known to the non-employee directors as a group, should send all written communications to: ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005, Attn: Corporate Secretary. Written correspondence will be forwarded to the appropriate directors.

PROPOSAL NO. 1 — ELECTION OF CHOICEPOINT DIRECTORS

      The ChoicePoint board of directors has currently fixed the number of ChoicePoint directors at eleven. The ChoicePoint board of directors is divided into three classes, with each class elected for a three-year term. Terms are staggered so that one class is elected each year. The terms of Thomas M. Coughlin, Bonnie G. Hill and Derek V. Smith will expire at the 2004 annual meeting and Messrs. Coughlin and Smith will stand for reelection. Ms. Hill has elected to retire from the board of directors and therefore will not stand for reelection. Although Bernard Marcus’ term expires in 2005, he has also elected to retire from the board of directors at the 2004 annual meeting of shareholders. A non-employee director of the Company recommended John B. McCoy as a potential board candidate to the corporate governance and nominating committee, which recommended Mr. McCoy to the board of directors for election as a director. He was appointed as a director by the board of directors in December 2003 and is now standing for election by the shareholders for a term expiring at the 2005 annual meeting of shareholders.

      The board of directors has nominated Messrs. Coughlin, McCoy and Smith to stand for election or reelection at the ChoicePoint annual meeting.

      Each nominee is currently a director of ChoicePoint and has consented to continue to serve as a director if elected. If elected, the nominees listed below will serve for the terms indicated or until their successors are elected and qualified. If any nominee for director shall be unable to serve, the persons named in the proxy may vote for a substitute nominee. There are no family relationships between any director, person nominated to be a director or any executive officer of ChoicePoint or its subsidiaries.

      Set forth below is information about the director nominees and about the incumbent directors whose terms will expire in 2005 and 2007.

Nominee for a Term Expiring in 2005

      John B. McCoy, 60, has served as a director of ChoicePoint since December 31, 2003. He is the retired Chairman of Bank One Corporation, a bank holding company. From June 2000 to December 2003, he served as Chairman of Corillian Corporation, a provider of online banking and software services. He served as Chief Executive Officer of Bank One Corporation from 1984 to 1999. Mr. McCoy currently serves as a director of SBC Communications, Inc., a telecommunications service provider, Cardinal Health, Inc., a provider of health care services, and Federal Home Loan Mortgage Corporation, a corporation supporting home ownership and rental housing.

Nominees for Terms Expiring in 2007

      Thomas M. Coughlin, 54, has served as a director of ChoicePoint since January 2001. Mr. Coughlin has served as Vice Chairman of Wal-Mart Stores, Inc., a retail store chain, since August 2003. He served as President and Chief Executive Officer of Wal-Mart Stores and Supercenters from 1998 to August 2003 and served as Chief Operating Officer from 1995 to 1998. Since joining Wal-Mart in 1978, he has served in a variety of positions including Vice President of Loss Prevention, Vice President of Human Resources, Executive Vice President of Sam’s Operations, Executive Vice President of Specialty Groups and Executive Vice President and Chief Operating Officer of Wal-Mart Store Operations. He is a director of Wal-Mart Stores, Inc.

      Derek V. Smith, 49, is the Chairman and Chief Executive Officer of the Company. Mr. Smith has served as Chairman of the Board since May 1999 and as Chief Executive Officer and a director of the Company since May 1997. He also served as President of the Company from May 1997 until April 2002.

      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. McCOY AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2005 MEETING OF SHAREHOLDERS AND “FOR” THE REELECTION OF MESSRS. COUGHLIN AND SMITH AS DIRECTORS TO HOLD OFFICE UNTIL THE 2007 MEETING OF SHAREHOLDERS, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

Incumbent Directors Whose Terms Will Expire in 2005

      Dr. John J. Hamre, 53, has served as a director of ChoicePoint since May 2002. Dr. Hamre has served as President and Chief Executive Officer of the Center for Strategic and International Studies, a non-partisan, non-profit research institute, since January 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 until 2000 and as Comptroller under the Secretary of Defense from 1993 to 1997. Dr. Hamre received his Ph.D., with distinction, in 1978 from the School of Advanced International Studies, John Hopkins University. He serves as a director of ITT Industries, Inc., a manufacturer of engineering products, and as an advisory board member for several organizations.

      Terrence Murray, 64, has served as a director of ChoicePoint since May 2002. He served as Chairman of the Board of FleetBoston Financial Corporation, a diversified financial services company, from 2001 to 2002 and served as Chairman, President and Chief Executive Officer from 1982 through 2001, except in 1988, when he served only as President and from 2000 to 2001, when he served as Chairman and Chief Executive Officer. He serves as a director of FleetBoston Financial Corporation, A. T. Cross Company, a producer of writing instruments, CVS Corporation, a retail drugstore chain, and Air Products and Chemicals, Inc., a gas and chemicals company.

Incumbent Directors Whose Terms Will Expire in 2006

      Douglas C. Curling, 49, has served as a director of ChoicePoint since May 2000. He has served as President since April 2002 and as Chief Operating Officer since May 1999. He served as Chief Operating Officer and Treasurer from May 1999 to May 2000 and served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from 1997 until May 1999.

      James M. Denny, 71, has served as a director of ChoicePoint since June 1997. From September 1995 to December 2000, Mr. Denny was Senior Advisor to William Blair Capital Partners, L.L.C., a private equity investment company. He served as Vice Chairman of Sears, Roebuck & Co., a retail department store chain, from 1992 until his retirement in 1995. He also serves as a director of GATX Corporation, a diversified financial services company and as Chairman of the Board of Gilead Sciences, Inc., a bio-pharmaceutical company.

      Kenneth G. Langone, 68, has served as a director of ChoicePoint since May 2000. Mr. Langone has served as Chairman, President and Chief Executive Officer of Invemed Associates LLC, an investment banking and brokerage firm, since 1974. He also serves as a director of The Home Depot, Inc., a home improvement retailer, General Electric Company, a diversified industrial corporation, Unifi, Inc., a producer of textile yarns, YUM! Brands, Inc., a food services company, and several private corporations.

      Charles I. Story, 49, has served as a director of ChoicePoint since June 1997. Mr. Story has been President, Chief Executive Officer and a director of INROADS, Inc., an international non-profit training and development organization, since January 1993. He also serves as a director of Briggs & Stratton Corporation, a producer of gasoline engines, and as an advisory director to AmSouth Bank.

Board Meetings and Committees

      The board of directors of ChoicePoint met four times during 2003. The board of directors has established several standing committees, which met at various intervals as indicated below. All directors attended at least 75% of the meetings of the board of directors and the various committees of which they were members. The Company has not adopted a formal policy regarding board members’ attendance at the

Company’s annual meetings; however, the Company encourages all board members to attend the annual meeting. All of the Company’s directors were in attendance at the 2003 annual meeting of shareholders.

     Executive Committee

      The members of the executive committee are Messrs. Smith (Chairman), Coughlin, Langone and Murray. The executive committee did not meet, but took action by written consent, once during 2003. This committee, in general, is authorized to exercise the powers of the board of directors in the management of all of the affairs of ChoicePoint during the intervals between board of directors meetings, subject to the board of directors’ direction.

     Management Compensation and Benefits Committee

      The members of the compensation committee are Mr. Murray (Chairman), Dr. Hamre and Ms. Hill. The compensation committee met four times during 2003. This committee is responsible for all decisions regarding compensation of the chief executive officer and named executive officers and incentive compensation awards for ChoicePoint’s executive officers. The compensation committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans.

     Audit Committee

      The members of the audit committee are Messrs. Coughlin (Chairman), Denny and McCoy. The audit committee met in person three times and by teleconference four times during 2003. This committee is responsible for reviewing and recommending to the board of directors the engagement or discharge of independent auditors, reviewing with independent auditors the scope, plan for and results of the audit engagement, reviewing the scope and results of ChoicePoint’s internal audit department, reviewing the adequacy of ChoicePoint’s system of internal accounting controls, reviewing the status of material litigation and corporate compliance, and any other matters the audit committee deems appropriate. The board of directors has determined that Mr. McCoy is qualified as an audit committee financial expert, within the meaning of SEC regulations, and possesses related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The board has affirmatively determined that all members of the audit committee are independent under the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Exchange Act. The Company has established the audit committee in accordance with Section 3(a)(58) of the Exchange Act.

     Privacy Committee

      The members of the privacy committee are Dr. Hamre (Chairman) and Messrs. Curling and Story. The privacy committee met twice in 2003. This committee is responsible for reviewing and monitoring legislation and recommending policies to the board of directors as to privacy matters affecting ChoicePoint.

     Corporate Governance and Nominating Committee

      The members of the corporate governance and nominating committee are Messrs. Langone (Chairman), Coughlin and Murray and Dr. Hamre. The corporate governance and nominating committee met twice during 2003. This committee is responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the board of directors and reviewing director compensation. The board has affirmatively determined that all members of the corporate governance and nominating committee are independent under the New York Stock Exchange listing standards.

Director Compensation

      Directors who are salaried officers or employees of ChoicePoint receive no additional compensation for services as a director or as a member of a committee of the board of directors. Each director who is not a salaried officer or employee of ChoicePoint is compensated as follows. The non-employee chairman of the board of directors is paid an annual fee of $40,000 for his or her services and an additional fee of $2,500 for attendance at each meeting of the board of directors or a committee thereof. Until October 1, 2003, each other ChoicePoint non-employee director was paid an annual fee of $32,000 for services as a director, an additional fee of $1,000 for attendance at each meeting of the board of directors, and $1,000 (or $2,500 if designated as chairman) for attendance at each committee meeting. Effective October 1, 2003, ChoicePoint non-employee directors are paid an annual fee of $40,000 for services as a director, an additional fee of $1,500 for attendance at each meeting of the board of directors, and $1,000 for attendance at each committee meeting. The chairman of the audit committee receives an annual fee of $10,000 and each other committee chairman receives an annual fee of $5,000. Derek V. Smith and Douglas C. Curling do not receive this compensation since they are salaried employees of ChoicePoint.

      Until October 1, 2003, upon initial election to the board of directors, each ChoicePoint non-employee director received a one-time grant of restricted ChoicePoint common stock with a market value of $25,000, which vests after 36 months or upon death or retirement from the board of directors, whichever occurs first. ChoicePoint non-employee directors also received annual stock option awards of 5,000 shares of ChoicePoint common stock and the non-employee chairman of the board of directors received annual stock option awards of 7,500 shares. The stock option awards vest after 24 months or upon the director’s earlier death or retirement from the board of directors. Restricted stock and stock option awards were issued under the ChoicePoint stock incentive plans. Effective October 1, 2003, upon initial election to the board of directors, instead of a restricted stock grant, each ChoicePoint non-employee director now receives a one-time grant of share equivalent units with a market value of $40,000 and in lieu of the annual stock option awards, non-employee directors now receive an annual award of 3,125 share equivalent units. The share equivalent units vest twelve months after cessation from service on the board. However, Messrs. Smith and Curling do not receive these awards because they are salaried employees of ChoicePoint.

      ChoicePoint non-employee directors are eligible for participation in ChoicePoint’s deferred compensation plan, pursuant to which each ChoicePoint non-employee director may elect to defer up to 100% of earned director cash compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual director: (a) the market value of, and any dividends on ChoicePoint common stock (“common share equivalents”), (b) a short-term income fund, (c) an equity index fund, or (d) a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a director, as elected in advance by the director. No director has voting or investment power with respect to the common share equivalents. A more complete description of the deferred compensation plan is included in this proxy statement under the heading “Proposal No. 2 — Approval of the ChoicePoint Inc. Deferred Compensation Plan.”

CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table reflects information, as of February 29, 2004, with respect to the beneficial ownership of the outstanding ChoicePoint common stock by (1) persons known to ChoicePoint to be the beneficial owners of more than five percent of the ChoicePoint common stock in accordance with Section 13(d) of the Exchange Act, (2) each of the executive officers of ChoicePoint named in the summary compensation table which follows, (3) each director and director nominee of ChoicePoint, and (4) all of the directors, director nominees and executive officers of ChoicePoint as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. The number of outstanding shares of ChoicePoint common stock as of February 29, 2004 was 88,003,626. Share amounts have been adjusted to reflect the two-for-one stock split that was effective November 24, 1999, the three-for-two stock split that was effective March 7, 2001 and the four-for-three stock split that was effective June 6, 2002.

	Number of		Percent of
Name and Address	Shares(1)		Class (%)

Baron Capital Group, Inc.	9,682,610	(2)	11.0
BAMCO, Inc. Baron Capital Management, Inc. Baron Asset Fund Ronald Baron 767 Fifth Avenue New York, NY 10153
T. Rowe Price Associates, Inc.	6,555,459	(3)	7.4
100 East Pratt Street Baltimore, MD 21202
FMR Corp.	5,551,697	(4)	6.3
Edward C. Johnson 3d Abigail P. Johnson 82 Devonshire Street Boston, MA 02109
Thomas M. Coughlin	14,229		*
Douglas C. Curling	843,750	(5)	1.0
J. Michael de Janes	255,664	(6)	*
James M. Denny	46,244		*
John J. Hamre	7,250		*
Bonnie G. Hill	15,149		*
Kenneth G. Langone	1,965,011	(7)	2.2
David T. Lee	582,131		*
Bernard Marcus	152,521		*
John B. McCoy	3,000		*
Terrence Murray	7,250		*
Derek V. Smith	3,203,677	(8)	3.6
Charles I. Story	46,244		*
Steven W. Surbaugh	54,720	(9)	*
All Executive Officers, Directors, and Nominees as a Group (16 persons)	7,350,739		8.4

*	Represents beneficial ownership of less than 1% of the outstanding ChoicePoint common stock.

(1)	Includes shares issuable pursuant to stock options exercisable on February 27, 2004, or within 60 days thereafter, as follows: Mr. Coughlin — 13,332 shares; Mr. Curling — 646,743 shares; Mr. de Janes —

225,232 shares; Mr. Denny — 43,332 shares; Dr. Hamre — 6,666 shares; Ms. Hill — 13,332 shares; Mr. Langone — 229,332 shares; Mr. Lee — 460,072 shares; Mr. Marcus — 71,832 shares; Mr. Murray — 6,666 shares; Mr. Smith — 2,725,039 shares; Mr. Story — 43,332 shares, and other executive officers — 137,940 shares.

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2004 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron. According to the Schedule 13G/A, Baron Capital Group, Inc. has sole voting power and sole dispositive power covering 225,000 shares and shared voting power for 9,230,710 shares and shared dispositive power covering 9,457,610 shares. BAMCO, Inc. has shared voting power covering 8,677,000 shares and shared dispositive power covering 8,887,500 shares. Baron Capital Management, Inc. has sole voting and sole dispositive power covering 225,000 shares and shared voting power covering 553,710 shares and shared dispositive power covering 570,110 shares. Baron Asset Fund has shared voting and dispositive power covering 5,340,000 shares and Ronald Baron has sole voting power and sole dispositive power covering 225,000 shares and shared voting power covering 9,230,710 shares and shared dispositive power covering 9,457,610 shares.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 4, 2004 by T. Rowe Price Associates, Inc. (“Price Associates”). According to the Schedule 13G/A, Price Associates has sole voting power covering 1,268,206 shares and sole dispositive power covering 6,555,459 shares, which are owned by various individual and institutional investors, for which Price Associates serves as investment adviser with power to direct vestments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	This information is based on a Schedule 13G/ A filed with the SEC on February 17, 2004. According to the Schedule 13G/A, FMR Corp. has sole voting power covering 173,259 shares and sole dispositive power covering 5,551,697 shares, Edward C. Johnson 3d has sole dispositive power covering 5,551,697 shares, and Abigail P. Johnson has sole dispositive power covering 5,551,697 shares.

(5)	Includes 10,000 shares held in a trust, 1,300 shares held in a custodial account for his son, 1,250 shares held in a custodial account for his daughter and 1,483 shares held in a custodial account for his minor son. Excludes 50,000 shares of restricted stock granted under the 1997 Omnibus Stock Incentive Plan, the receipt of which the officer has elected to defer under the ChoicePoint Inc. Deferred Compensation Plan No. 2, 25,000 deferred shares issued under the 1997 Omnibus Stock Incentive Plan and 50,000 deferred shares issued under the 2003 Omnibus Incentive Plan.

(6)	Includes 100 shares owned by his wife.

(7)	Includes 971,533 shares owned by Invemed Securities, Inc. and 209 shares owned by his wife. Mr. Langone is Chairman of Invemed Securities, Inc.

(8)	Includes 400 shares owned by his wife and 37,917 shares held in a trust. Excludes 100,000 shares of restricted stock granted under the 1997 Omnibus Stock Incentive Plan, the receipt of which the officer has elected to defer under the ChoicePoint Deferred Compensation Plan No. 2, 50,000 deferred shares issued under the 1997 Omnibus Stock Incentive Plan and 100,000 deferred shares issued under the 2003 Omnibus Incentive Plan.

(9)	Includes 13,333 restricted shares owned by his wife.

MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

      The compensation of ChoicePoint’s executive officers is determined by the compensation committee of the board of directors. The compensation committee was established by the board of directors and is composed entirely of directors who are not, and have never been, officers or employees of ChoicePoint and who are otherwise independent directors under the New York Stock Exchange listing standards. The board of directors designates the members and the chairman of this committee. The compensation committee is responsible for all decisions regarding the compensation of the executive officers, including the chief executive officer, and for establishing and administering ChoicePoint’s compensation and benefit policies and practices for the executive officers. The compensation committee is also responsible for the administration of the stock incentive plans.

      The compensation philosophy adopted by the compensation committee at ChoicePoint’s inception in 1997 was relied on from 1997 through the first half of 2003. The original compensation philosophy included a long-term incentive compensation approach that granted fair market value stock options, rather than restricted stock, as the primary type of award under the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan, but used no specific formula to determine grants and had no self-imposed limits on grant amounts.

      In April 2003, the board of directors recommended and the shareholders approved the 2003 Omnibus Incentive Plan that included the following new long-term compensation standards:

•	No grant may provide for automatic reload rights;

•	Option rights may not be amended to reduce the option price;

•	Option price per share shall be no less than 100 percent of the fair market value; and

•	Limitation on the number of shares issued as restricted stock and deferred shares.

      Following shareholder approval of the 2003 Omnibus Incentive Plan and consistent with the philosophy of the standards listed above, in 2003 the compensation committee stated its intention to limit the number of equity-based grants to an amount, in the aggregate in a given fiscal year, of no more than two percent of ChoicePoint’s outstanding shares. Additionally, the compensation committee revised its approach to long-term incentive compensation to utilize a mixture of equity vehicles including performance-accelerated, performance-contingent and time-based grants of stock options, deferred shares and restricted stock, and placed limits on the amount of the aggregate annual equity-based grants that could be awarded in a given year to ChoicePoint’s top two executives, the CEO and COO, at fifteen percent of the total equity-based grants in that year. The compensation committee intends that the earning of a significant portion of the awards in the future will be tied to performance and believes the revised compensation philosophy, including grant amount limitations and achievement of performance goals is properly aligned with the long-term interests of its shareholders.

      The following report summarizes the philosophies, methods and recent revisions thereto that the compensation committee uses in establishing and administering ChoicePoint’s executive compensation and incentive programs, including the development of compensation programs designed to provide key employees with ownership interests in ChoicePoint and motivation to build shareholder value.

Executive Compensation Policies

      ChoicePoint’s executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement appropriately and to enhance the financial performance of ChoicePoint, and thus shareholder value, by significantly aligning the financial interests of ChoicePoint’s executives with those of its shareholders. To accomplish these objectives, the executive compensation program is comprised of (1) base salary, (2) an annual variable cash incentive award, (3) long-term incentive compensation, consisting of restricted stock, deferred shares and fair market value stock options, and (4) other benefits that are intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Base salary and annual bonuses are designed to recognize both individual performance and the achievement of corporate business objectives each year. The value of long-term incentives is directly linked to the performance of the ChoicePoint common stock. Executive officers also are eligible to participate in a variety of other benefit plans, including a deferred compensation plan, supplemental life and disability plans available to key officers and benefit plans available to employees generally, including the ChoicePoint Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”) and health-related plans.

      Decisions regarding the compensation of named executive officers are based upon (1) the policies described above, (2) ChoicePoint’s operating performance, and (3) competitive practices for executive talent. In addition to these principles, the compensation committee uses experience and judgment in determining the mix and level of compensation. The compensation committee considers market practices and compensation information drawn from a broad range of companies, including, but not limited to, certain of the companies included in the industry indices used in the stock performance graph included in this proxy statement. The compensation committee’s policy is to work with an outside consultant to provide ChoicePoint’s officers with a competitive base salary and to offer variable performance-based elements that provide the named executive officers with the opportunity, when superior performance is achieved, to earn total compensation packages that are generally in the top quartile of similar titled positions for publicly traded companies.

Annual Salary and Incentive Bonuses

      In determining the base salaries for ChoicePoint’s named executive officers, the compensation committee takes into consideration each executive’s experience and the responsibilities attendant to his position. Base salaries for the named executive officers are reviewed annually. In evaluating whether an adjustment to an executive’s base salary is appropriate, factors such as the scope of the individual’s job responsibilities and performance over the past year, as well as an assessment of how well the individual performed in meeting or exceeding the personal goals set for that individual for the applicable period, is considered. In 2003, the compensation committee accepted the request of Messrs. Smith and Curling that there be no increase in their base salaries.

      The purpose of ChoicePoint’s annual incentive compensation plan is to unite the interests of ChoicePoint’s management employees with those of its shareholders through annual payment of cash incentive awards to management employees based upon attainment of annually established (1) corporate economic value added goals and (2) strategic initiatives. Target incentive cash opportunities under the ChoicePoint annual incentive compensation plan for the named executive officers other than the chief executive officer can range from 40% to 75% of base salary, and for the chief executive officer represent 100% of his base salary. Actual annual cash bonuses are determined by measuring corporate performance and completion of individual strategic initiatives against goals established for the applicable period. The goals take into account, depending upon the responsibility level of the individual, one or more factors, including the individual’s performance, the performance of the functional group or unit with which the individual is associated (primarily based upon the economic value added objective of such unit), and the overall performance of ChoicePoint (primarily based upon economic value added goals). Such goals may or may not be equally weighted and may vary from one named executive officer to another. Bonus awards under the ChoicePoint annual incentive compensation plan also take into account an assessment of the performance of the individual executive officer. For 2003, the degree of achievement of economic value added goals, individual performance goals and strategic initiatives by each of the named executive officers resulted in a total compensation package that exceeded the target opportunity level.

Long-Term Incentive Compensation

      The stock incentive plan is intended to provide a means of encouraging an ownership interest in ChoicePoint by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of ChoicePoint, thereby increasing their motivation for, and interest in the achievement of, ChoicePoint’s long-term success. Because the value of equity grants bears a direct relationship to the price of shares of the ChoicePoint common stock, the compensation committee believes that equity grants are a means of encouraging executives and other key management employees to increase long-term shareholder value. ChoicePoint’s 2003 long-term incentive compensation program for its CEO and COO consisted of a combination of fair market value stock options which vest 100% on the third anniversary of the grant, fair market value stock options which have performance-based accelerated vesting features and deferred shares which vest after the expiration of their current employment agreements (currently scheduled for 2010) and for other executive officers, consisted of a combination of fair market value stock options which vest 100% on the third anniversary of the grant, fair market value stock options which have performance-based accelerated vesting features and restricted stock which vests 100% on the third anniversary of the grant, pursuant to the stock incentive plans. Consistent with the original compensation philosophy of the compensation committee described above, ChoicePoint, in February and July 2003, granted options, deferred shares and restricted stock to named executive officers (including the chief executive officer) and a number of employees.

      In December 2003, the compensation committee revised its compensation philosophy regarding the use of equity grants. The current philosophy is to limit the number of annual equity-based grants awarded to no more than two percent of the Company’s outstanding shares and limit the combined grants to the CEO and COO to not more than fifteen percent of the Company’s annual equity-based grant. The compensation philosophy will link long-term incentives directly to the performance of the ChoicePoint common stock and include a combination of performance-accelerated, performance-contingent and time-based grants of fair market value stock options, deferred shares and restricted stock. The compensation committee believes that long-term equity compensation that is earned upon achievement of performance goals is properly aligned with the long-term interests of its shareholders, and it currently intends that the earning of a significant proportion of the awards granted in the future will be tied to performance. In determining the maximum number of shares which constitute an award of long-term equity under the stock incentive plan, the compensation committee has no specific formula, other than the limitations discussed above, but rather determines the number of shares based upon such factors as individual contribution to corporate performance, market practices, and for grants other than for the CEO and COO, management recommendations.

Compensation of the Chief Executive Officer

      The compensation committee generally applies the compensation philosophy described above for named executive officers in order to determine the compensation for Derek V. Smith, ChoicePoint’s Chairman and Chief Executive Officer. In setting both the cash-based and equity-based elements of Mr. Smith’s compensation, the compensation committee’s objective is to establish compensation at target levels that are competitive and reflect market practice. Factors considered in evaluating Mr. Smith’s performance include exceeding the financial targets, executing desired strategic direction and increasing shareholder value. No specific weight is assigned to these factors in the evaluation process.

Section 162(m) Limitation

      The compensation committee believes that the compensation program serves its intended objectives. It believes the use of fair market value stock options minimizes the effect of the $1,000,000 limitation on the deduction that an employer may claim for compensation of executives under Section 162(m) of the Internal Revenue Code. Section 162(m) provides exceptions to the deduction limitation, and it is the intent of the compensation committee to qualify for these exceptions to the extent feasible and in the best interests of ChoicePoint, including the exceptions with respect to performance-based compensation.

      While it is the compensation committee’s intention to maximize the deductibility of compensation payable to ChoicePoint’s named executive officers, deductibility will be only one among a number of factors used by the compensation committee in ascertaining appropriate levels or methods of compensation. ChoicePoint intends to maintain the flexibility to compensate named executive officers based upon an overall determination of what it believes to be in the best interests of ChoicePoint and its shareholders.

Conclusion

      This report is submitted by the compensation committee.

Management Compensation and Benefits Committee

Terrence Murray (Chairman)
John J. Hamre
Bonnie G. Hill

March 19, 2004

      THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT 0F 1934, AS AMENDED (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CHOICEPOINT EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

      The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, the compensation awarded to, earned by or paid to ChoicePoint’s chief executive officer and the four other most highly compensated executive officers of ChoicePoint, referred to as the “named executive officers” in all capacities in which they served during such fiscal years.

Summary Compensation Table

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options (#)(4)	Payouts	Compensation(5)

Derek V. Smith	2003	$1,003,832	$1,500,000	$553,403	$3,570,500	300,000	$—	$1,334,426
Chairman	2002	951,434	1,950,000	297,383	972,000	733,332	3,410,438	979,641
& CEO	2001	817,306	1,500,000	—	5,509,969	500,000	—	1,021,692
Douglas C. Curling	2003	577,202	700,000	128,175	1,785,250	150,000	—	452,938
President & Chief	2002	545,764	950,000	73,215	486,000	366,665	1,637,010	325,678
Operating Officer	2001	465,383	725,000	—	2,754,984	250,000	—	332,470
David T. Lee	2003	328,831	300,000	—	334,500	50,000	—	111,002
Executive Vice	2002	296,519	350,000	—	—	86,664	477,461	95,438
President	2001	252,499	275,000	—	429,000	70,000	—	114,458
Steven W. Surbaugh	2003	312,913	250,000	—	641,750	20,000	—	21,860
Chief Financial	2002	206,539	300,000	—	1,141,200	200,000	—	15,442
Officer	2001	—	—	—	—	—	—	—
J. Michael de Janes	2003	256,842	125,000	—	—	10,000	—	33,454
General Counsel	2002	240,477	142,500	—	—	43,331	272,835	31,842
	2001	212,498	150,000	—	214,500	25,000	—	34,614

(1)	Represents an annual cash incentive award determined as a percentage of salary in the discretion of the compensation committee based upon attainment of corporate economic value-added goals and strategic initiatives.

(2)	For 2003, these amounts include: for Mr. Smith $171,457 in incremental unreimbursed cost for use of the corporate aircraft and $150,000 for a club initiation fee and for Mr. Curling $78,721 in incremental unreimbursed cost for use of the corporate aircraft. For 2002, these amounts include: for Mr. Smith $94,506 and Mr. Curling $36,392 in financial planning and tax preparation fees and for Mr. Smith $126,673 in incremental unreimbursed cost for use of the corporate aircraft.

(3)	ChoicePoint granted restricted stock and deferred shares during 2003, 2002 and 2001 to a selected group of key officers to assure the key officers are retained through various dates ending April 2007. In 2001, Messrs. Smith and Curling were granted the right to receive long-term cash awards, subject to achieving certain performance goals. These awards, if earned, would be based on a predetermined value that equals 75% of the market value on the vesting date of the restricted share grant of the same date. In 2002, these executive officers elected that 95% of these awards be delivered in shares of ChoicePoint common stock rather than in cash, subject to achieving the original performance vesting goals, and that their distribution be deferred to a date subsequent to the termination of their respective employment. The remaining 5% of these awards, subject to achieving the original performance vesting goals, will be paid in cash. These deferred shares are reflected as granted in 2001 in this table. In the event that any dividends are paid with respect to the ChoicePoint common stock in the future, dividends will be paid on the shares of restricted or deferred ChoicePoint common stock at the same rate. The value of restricted stock awards and deferred shares shown in the table is as of the dates of grant. As of December 31, 2003, the total number of restricted stock awards and deferred shares outstanding and related fair market value were as follows: Mr. Smith — 287,250 shares ($10,941,353); Mr. Curling — 143,625 shares ($5,470,676); Mr. Lee — 23,333 shares ($888,754); Mr. Surbaugh — 44,166 shares ($1,682,283); and Mr. de Janes — 6,666 shares ($253,908).

(4)	Share amounts have been adjusted to reflect the three-for-two stock split that was effective March 7, 2001 and the four-for-three stock split that was effective June 6, 2002.

(5)	For 2003, these amounts include: for Mr. Smith, $25,557 contributions under the 401(k) Plan, $1,295,272 accrued under ChoicePoint’s deferred compensation plan, referred to as the “DCP Plan,” $9,000 in term life insurance premiums, referred to as the “Life Premiums,” and $4,596 for employer contributions for the salaried employee health-related benefit plan, referred to as the “Health Plan Contributions,” for Mr. Curling, $18,862 in contributions under the 401(k) Plan, $420,284 accrued under the DCP Plan, $9,196 in Life Premiums, and $4,596 in Health Plan Contributions; for Mr. Lee, $18,862 in contributions under the 401(k) Plan, $82,080 accrued under the DCP Plan, $5,464 in Life Premiums, and $4,596 in Health Plan Contributions; for Mr. Surbaugh, $7,320 in contributions under the 401(k) Plan, $4,054 accrued under the DCP Plan, $5,890 in Life Premiums, and $4,596 in Health Plan Contributions; and for Mr. de Janes, $18,862 in contributions under the 401(k) Plan, $7,077 under the DCP Plan, $4,834 in Life Premiums, and $2,681 in Health Plan Contributions.

Stock Options

      The following table sets forth information concerning the grants to the named executive officers of options to purchase ChoicePoint common stock during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

	Number of
	Shares of	Percent of
	Common	Total			Potential Realizable Value at
	Stock	Options			Assumed Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted(1)(2)	2003	Share	Date	5%(3)	10%(3)

Derek V. Smith	300,000	19.09%	$33.4500	02/11/2013	$6,310,958	$15,993,206
Douglas C. Curling	150,000	9.55%	33.4500	02/11/2013	3,155,479	7,996,603
David T. Lee	50,000	3.18%	33.4500	02/11/2013	1,051,826	2,665,534
Steven W. Surbaugh	20,000	1.27%	33.4500	02/11/2013	420,731	1,066,214
J. Michael de Janes	10,000	0.64%	33.4500	02/11/2013	210,365	533,107

(1)	All options were granted pursuant to the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan prior to the approval of the 2003 Omnibus Incentive Plan in April 2003.

(2)	The number of options includes non-qualified, performance-accelerated options to purchase the following number of shares of ChoicePoint common stock: 150,000 shares for Mr. Smith, 75,000 shares for Mr. Curling, 25,000 shares for Mr. Lee, 10,000 for Mr. Surbaugh, and 5,000 shares for Mr. de Janes that will vest 100% on the seventh anniversary of the grant, subject to accelerated vesting based on achieving certain performance criteria within three years of the grant date. The number also includes options to purchase the following number of shares of ChoicePoint common stock: 150,000 for Mr. Smith, 75,000 for Mr. Curling, 25,000 for Mr. Lee, 10,000 for Mr. Surbaugh and 5,000 for Mr. de Janes that vest 100% on the third anniversary of the date of grant.

(3)	These amounts represent assumed rates of appreciation only. Actual gains, if any, realized upon exercises of stock options are dependent on future performance of the ChoicePoint common stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will be realized at the time of any option exercise.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values

      The following table sets forth information, with respect to each named executive officer, concerning any exercise of options to purchase ChoicePoint common stock during the fiscal year ended December 31,

2003 and the fiscal year-end value of outstanding unexercised options to purchase ChoicePoint common stock held at December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at		Money Options at
	Shares		Fiscal Year-End(#)(1)		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise(#)(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Derek V. Smith	5,253	$99,065	2,475,041	1,283,330	$63,157,438	$4,414,476
Douglas C. Curling	5,253	99,065	521,745	641,663	10,452,552	2,207,226
David T. Lee	22,980	738,868	425,074	158,330	10,276,939	655,126
Steven W. Surbaugh	—	—	—	220,000	—	92,800
J. Michael de Janes	—	—	212,734	59,163	5,538,600	197,501

(1)	Share amounts have been adjusted to reflect the two-for-one stock split effective November 24, 1999, the three-for-two stock split effective March 7, 2001 and the four-for-three stock split effective June 6, 2002.

(2)	The value of unexercised options equals the fair market value per share of ChoicePoint common stock as of December 31, 2003, less the exercise price, multiplied by the number of shares underlying the stock options. The closing price of the ChoicePoint common stock on the New York Stock Exchange on December 31, 2003 was $38.09 per share.

Employment Agreements and Change-in-Control Arrangements

      ChoicePoint currently has in effect employment agreements with Messrs. Smith, Curling, Lee, Surbaugh and de Janes. The employment agreements set forth minimum base salary amounts and provide for participation in ChoicePoint’s employee and executive benefit plans and certain perquisites. The employment agreements vary in duration, but all provide for automatic extensions if not otherwise terminated. The employment agreements may be terminated by either ChoicePoint or by the executive. The employment agreements provide that, under specified circumstances, in the event of a termination, the executive would be entitled to severance pay for a period of up to two years from the date of termination.

      The employment agreements also contain provisions for severance pay and specified benefits upon the occurrence of a “change in control” of ChoicePoint. A “change in control” is defined by the employment agreements to mean: (1) a merger, consolidation or other reorganization of ChoicePoint that results in the shareholders of ChoicePoint holding less than a majority of the voting power of the resulting entity after such a transaction; (2) a sale or transfer of all or substantially all of ChoicePoint’s assets to an entity in which the shareholders of ChoicePoint hold less than a majority of the voting power of such entity immediately following such sale or transfer; (3) the filing of a report with the SEC pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of ChoicePoint’s voting power; (4) disclosure by ChoicePoint, pursuant to the requirements of the Exchange Act, that a change in control (as defined in the Exchange Act) has occurred or may occur pursuant to a then-existing agreement; or (5) in specified circumstances, the failure to reelect a majority of the members of ChoicePoint’s board of directors. In the event that the executive’s employment is terminated within five years, and in the case of Mr. Surbaugh within seven years, after the date of a change in control, then the executive is entitled to severance pay and other benefits. The amount of the severance payment is based upon the executive’s annual compensation, with specified components of such compensation multiplied by a factor ranging from two to three times.

Management Compensation and Benefits Committee Interlocks and Insider Participation

      The compensation committee consists of Mr. Murray (Chairman) and Dr. Hamre and Ms. Hill. None of the members of the compensation committee is a former or current officer or employee of the Company or any of its subsidiaries. None of ChoicePoint’s executive officers currently serve on the compensation committee or board of directors of any other company of which any member of the Company’s compensation committee or board of directors is an executive officer.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about our common stock as of December 31, 2003, that may be issued upon exercise of options, warrants and rights under the 1997 Omnibus Stock Incentive Plan, 2003 Omnibus Incentive Plan, the ChoicePoint Inc. Deferred Compensation Plan and the ChoicePoint Inc. Deferred Compensation Plan No. 2 (the only stock compensation plans of the Company).

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,324,490	$23.17	5,357,955
Equity compensation plans not approved by security holders	(1)		(1)

Total	12,324,490		5,357,955

(1)	As described below, participants in these deferred compensation plans will receive shares of ChoicePoint common stock with respect to compensation that has been deferred under the plan. The number of shares distributed will be based on the value of the amounts deferred. The shares distributed will be treasury shares held by ChoicePoint or will be acquired by ChoicePoint through open market purchases, and, therefore no new shares will be issued under these plans.

ChoicePoint Inc. Deferred Compensation Plan

      The ChoicePoint Inc. Deferred Compensation Plan (the “DCP Plan”) allows certain management employees and non-employee directors to defer receipt of a portion of some or all of their compensation payable by the Company. Under certain circumstances, the Company makes contributions to the employee participants’ accounts. In general, these Company contributions will be distributed in shares of ChoicePoint common stock. The number of shares to be distributed with respect to those Company contributions is equal to the number of shares that could have been obtained with the Company contribution on the date of the contribution, based on the market value of the stock on that date. Other deferred amounts are credited with the gains or losses based upon different investment alternatives available under the DCP Plan. A participant generally is immediately vested in his or her contributions, while Company contributions may vest immediately or over time. Distributions generally are made upon termination of employment, death, reaching a specified age or as otherwise provided for by the DCP Plan administrator. Distributions are payable in annual installments for a period not exceeding 20 years or a single lump sum payment. The shares distributed under the DCP Plan are provided from treasury shares or are acquired by ChoicePoint through open market purchases. As of December 31, 2003, 110,560 shares of ChoicePoint common stock would have been distributed under the DCP Plan if the vested portion of all accounts that were payable in ChoicePoint common stock had been distributed as of that date. A more complete description of the DCP Plan is included in this proxy statement under the heading “Proposal No. 2 — Approval of the ChoicePoint Inc. Deferred Compensation Plan.”

ChoicePoint Inc. Deferred Compensation Plan No. 2

      Under the ChoicePoint Deferred Compensation Plan No. 2 (the “DCP2 Plan”), certain executive officers may elect to defer receipt, until the termination of their employment or attainment of a stated age, if later, of all or a portion of (1) shares of restricted stock granted to them under the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan that would otherwise be distributed to them upon satisfaction of vesting requirements, and (2) certain cash bonuses granted at the time of grant of the restricted stock awards. The officers become vested in amounts deferred under the DCP2 Plan when the underlying awards would vest. The initial grant of restricted stock vests on the third anniversary of grant. The cash bonuses vest based upon satisfaction of performance goals. The number of shares to be distributed with respect to the restricted shares is equal to the number of shares initially deferred under the DCP2 Plan. The total amount of the cash bonus, if earned, would be based on a predetermined value that equals 75% of the market value on the vesting date of the restricted stock grant to that officer. The officers participating in the DCP2 Plan have elected to defer 95% of such cash bonuses, if vested, under the DCP2 Plan. These deferred amounts, if vested, will be distributed in shares of ChoicePoint common stock. The shares distributed under the DCP2 Plan are provided from treasury shares or are acquired by ChoicePoint through open market purchases. If the vesting criteria are met, 256,875 shares of ChoicePoint common stock will be distributed under this plan.

CHOICEPOINT STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the ChoicePoint common stock with a cumulative total return on the S&P Midcap 400 Index and the S&P 400 Diversified Commercial Services Index for the period from December 31, 1998 through December 31, 2003. The comparison assumes an original investment of $100 on December 31, 1998 and assumes the reinvestment of any dividends.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

ChoicePoint Inc.	100	128.29	203.29	235.77	244.90	236.22
S&P Midcap 400 Index	100	114.72	134.81	133.99	114.54	155.34
S&P 400 Diversified Commercial Services	100	82.07	108.97	103.53	90.53	129.74

      The S&P Smallcap 600 Index and the Russell 2000 Index were previously included in the Company’s stock performance graph, but since ChoicePoint ceased participation in these indices, they are no longer included.

THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 2 — APPROVAL OF THE CHOICEPOINT INC.
DEFERRED COMPENSATION PLAN

General

      The ChoicePoint Inc. Deferred Compensation Plan, referred to as the DCP Plan, is intended to assist in attracting and retaining senior officers and directors who render significant services to ChoicePoint and our subsidiaries and to motivate these persons to achieve performance objectives related to our overall goal of increasing shareholder value. The board of directors adopted the DCP Plan in 1997 and it has been employed as a feature of the ChoicePoint directors’ and executives’ compensation program since its inception.

      The purpose of the DCP Plan is to:

•	provide unfunded deferred compensation to a select group of highly compensated management employees of ChoicePoint, including benefits that would have been received under the 401(k) Plan, but for limitations imposed under the Internal Revenue Code;

•	permit members of this group of employees, as well as nonemployee members of our board of directors, to defer additional compensation;

•	provide a supplemental executive retirement plan benefit to certain executives designated by ChoicePoint; and

•	provide benefits relating to credits certain of our employees had under the Equifax Inc. Supplemental Executive Retirement Plan and the Equifax Inc. Deferred Compensation Plan at the time of ChoicePoint’s spin-off from Equifax in 1997.

      The DCP Plan is administered by ChoicePoint’s chief financial officer and its vice president with responsibility for compensation and benefits, who constitute the plan administrator.

      On June 30, 2003, the SEC approved a proposal by the New York Stock Exchange (the “NYSE”) to amend the NYSE’s listing standards to require shareholder approval of all equity compensation plans and any material amendments to such plans. The NYSE adopted the new listing standard relating to equity compensation plans which became effective on June 30, 2003. Under this listing standard, NYSE-listed companies, such as ChoicePoint, are required to obtain shareholder approval for equity compensation plans and material amendments to such plans, subject to limited exceptions and transition rules for existing plans. As described below, awards under certain provisions of the DCP Plan are paid to participants in ChoicePoint common stock. Accordingly, ChoicePoint is submitting the DCP Plan for approval by the shareholders so that it may continue to grant awards payable in ChoicePoint common stock under those provisions of the DCP Plan. If the DCP Plan is not approved by the shareholders, ChoicePoint will not grant any further awards under the DCP Plan that are payable in ChoicePoint common stock, but it will continue to grant awards under the DCP Plan that are payable in cash and to operate the DCP Plan with respect to pre-existing awards payable in ChoicePoint common stock that did not require shareholder approval under the NYSE listing standard.

      On February 2, 2004 the board of directors unanimously recommended that the DCP Plan be submitted to the shareholders for approval. If a quorum is present at the annual meeting, the DCP Plan will be approved if it receives the affirmative vote of a majority of the votes cast on this proposal.

      The board of directors believes approval of the DCP Plan is in the Company’s best interest. The principal reason for adopting the DCP Plan is to assist in attracting and retaining talented senior officers and directors by providing a mechanism for deferring the receipt of compensation earned by certain executives and directors.

      A summary description of the DCP Plan is set forth below. The full text of the DCP Plan is annexed to this proxy statement as APPENDIX A, and the following summary is qualified in its entirety by reference to APPENDIX A.

      Eligible participants. For each calendar year, the chief executive officer designates certain employees as eligible to participate in the DCP Plan. Currently twenty-six employees participate in the DCP Plan. In addition, all non-employee directors are immediately eligible to participate. So long as such a person has an undistributed benefit under the DCP Plan, he or she continues to be a participant even if he or she is no longer an employee or director.

      Plan benefits. Benefits under the DCP Plan accumulate in accounts consisting of amounts of compensation which has been deferred on a pre-tax basis. The accounts will be credited with “deemed” investment earnings and losses.

      Participant Deferrals. An active participant other than a non-employee director may elect to defer a percentage of his or her compensation (applicable either to all or to specified portions of the compensation) for the next calendar year as described below. An eligible participant in the 401(k) Plan may defer up to 6% of compensation (including bonuses, commissions and certain disability plan payments, other than non-cash compensation) which will be credited to an account referred to as the Excess Elective Contributions Account, but only beginning when the total of the participant’s elective contributions under the 401(k) Plan reaches the maximum amount permissible. An eligible participant, who has not yet become eligible for the 401(k) Plan, may defer up to 6% of his compensation, which will be credited to an account referred to as the Matching Voluntary Contributions Pre-401(k) Account, beginning as soon as administratively possible and ending when the participant is eligible to participate in the 401(k) Plan. Any other voluntary participant deferrals will be credited to an Additional Voluntary Contributions Account when it otherwise would have been paid in cash (absent a deferral election).

      A non-employee director may elect to defer up to 100% of his or her compensation (which includes all board fees), or a specified dollar amount of the compensation that would be otherwise payable, for the next calendar year. These deferrals will be credited to an account referred to as the Deferral Account as of the date when the amount would otherwise have been paid.

      All percentage deferrals must be made in 1% increments. A deferral election must be completed by December 31st and will be effective until notification is provided to change or terminate the election prior to January 1st of a subsequent year. If eligibility to participate occurs after December 31st of any year, an election must be made within 30 days of the date of eligibility and will be applied to all compensation payable after the date of the election. Once an election is made, that election is irrevocable for the calendar year to which it applies. The ability to make deferrals will automatically terminate on the earliest to occur of the following: (1) when the participant ceases to be an employee or a non-employee director of ChoicePoint; (2) if ChoicePoint or the employer under the DCP Plan is deemed insolvent; (3) when the employee is no longer eligible to be a participant (in the case of employee participants); and (4) when the DCP Plan is terminated. An employee participant will not be eligible to defer amounts under the DCP Plan if he or she is suspended from making pre-tax contributions to the 401(k) Plan as a result of a 401(k) Plan hardship withdrawal.

      Company Contributions. ChoicePoint will make certain contributions to the accounts of employee participants. Non-employee directors do not receive any contributions from ChoicePoint. If the participant is eligible for the 401(k) Plan, an account referred to as the Excess Matching Contribution Account will be credited with an amount equal to the portion of the matching elective contributions and matching voluntary contributions under the 401(k) Plan that the employer would have contributed under the 401(k) Plan if not for the limitations imposed by the Internal Revenue Code. If the participant is not eligible for the 401(k) Plan, an account referred to as the Excess Matching Contribution Account will be credited with an amount equal to a percentage, as determined and communicated by the 401(k) Plan administrator, of the participant’s deferrals into the Additional Voluntary Contributions Account (up to 6% of compensation).

      In addition, an account referred to as the Excess Profit-Sharing Account will be credited with an amount equal to the portion of profit-sharing contributions made by ChoicePoint, and an account referred to as the Excess Transition Benefit Plan Account will be credited with an amount equal to the portion of transition benefit contributions made by ChoicePoint, which in either case the participant is prevented from receiving under the 401(k) Plan because of the limitation imposed under the Internal Revenue Code or because the definition of compensation under the 401(k) Plan does not include the amount of compensation deferred under the DCP Plan. ChoicePoint also may choose to credit to an account referred to as the Additional Company Contributions Account an amount determined from time to time in its sole discretion.

      Vesting. Participants are fully vested in all amounts credited to their account for participant deferrals and Company contributions described above.

      Other Benefits. In addition to the participant deferrals and Company contributions described above, the DCP Plan also provides two other benefits:

Transferred Benefits. For certain participants who consented in writing to the substitution of ChoicePoint for Equifax Inc. as the obligor with respect to liabilities to them under the Equifax Inc. Supplemental Executive Retirement Plan at the time of ChoicePoint’s spin-off from Equifax in 1997, an amount equal to such liabilities was credited to an account for them referred to as the Transferred Benefit Account. These amounts were fully vested at the time they were credited to the transition benefit account.

Supplemental Executive Retirement Benefits. At the end of each calendar year, a credit will be issued to a Supplemental Executive Retirement Plan Account, referred to as a “SERP Account” for each eligible participant. This contribution equals the dollar amount or percentage of the sum of the participant’s base salary plus annual incentive pay that is provided for in the participant’s employment agreement, if any, with ChoicePoint (or any other written agreement with ChoicePoint establishing such an amount or percentage). The amounts credited (as adjusted for earnings thereon) vest as follows:

•	credits to SERP Accounts made prior to January 1, 2002 were immediately 50% vested;

•	upon attainment of age 55, credits to SERP Accounts made prior to January 1, 2002 will be fully vested;

•	each credit made after January 1, 2002 will vest at the rate of 25% upon the last day of each calendar year following the year for which the credit is made (if the participant remains in the employment of ChoicePoint) until fully vested provided, however, that if there are fewer than four anniversaries of the last day of the calendar year following the year for which a credit is made prior to the participant attaining age 60, credits made after January 1, 2002 will vest ratably (33 1/3%, 50% or 100%) based on the number of anniversaries which will occur prior to the participant attaining age 60 (if the participant remains employed on said anniversary date), so that the participant will be fully vested on the anniversary coinciding with or preceding the date he or she attains age 60;

•	credits to SERP Accounts made prior to January 1, 2002, will be fully vested if the participant’s employment terminates between the ages of 50 and 55 (other than “for cause,” as described below);

•	credits to SERP Accounts will be fully vested upon termination of employment for disability; and

•	credits to SERP Accounts will be fully vested upon a “change in control,” as described below.

      The SERP Account and SERP benefit will be forfeited, however, if employment terminates for cause. For purposes of the DCP Plan, a termination of employment will be considered to be for cause if it results from the participant’s engaging in an act of embezzlement, theft or infraction of any criminal law involving ChoicePoint or a related entity or engaging in activities directly competitive with ChoicePoint during the individual’s employment with ChoicePoint.

      A change in control would occur, generally, when

•	ChoicePoint is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result less than a majority of the voting shares of the surviving entity are held by ChoicePoint’s shareholders prior to the transaction;

•	ChoicePoint sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result less than a majority of the voting shares of the surviving entity are held by ChoicePoint’s shareholders prior to the transaction;

•	a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) is filed disclosing that any person has become the beneficial owner of securities representing 30% or more of ChoicePoint’s outstanding shares;

•	ChoicePoint files a report or proxy statement with the SEC disclosing that a change in control of ChoicePoint has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

•	if during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of ChoicePoint cease for any reason to constitute at least a majority of our directors, unless the election, or the nomination for election by ChoicePoint’s shareholders, of each director first elected during the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      Deemed Investment Earnings. As of the last business day of each calendar month, each account under the DCP Plan will receive a credit for “deemed” investment earnings or losses that would have been made had the amounts in the accounts in fact been invested in the available funds. A participant will complete a deferral election form to elect investments which determine the deferred compensation investment credits. Changes can be made as often as once a month by completing a new form. If no election is made as to how the account is deemed to be invested, the account will receive investment credits as if it had been invested in the ChoicePoint Inc. Stock Fund (as described below). Also, Excess Matching Contribution Accounts, Excess Transition Benefit Plan Accounts and Excess Profit-Sharing Contributions Accounts made after January 1, 2002 (but not with respect to contributions prior to December 31, 2001) are deemed to be invested in the ChoicePoint Inc. Stock Fund, and SERP Accounts are deemed invested in the ChoicePoint Inc. Stock Fund while the participant is an active employee. For other accounts, the participant may make an investment election.

      The following investment funds are currently available:

•	Fixed Income Fund — the Fidelity U.S. Bond Index Portfolio under the 401(k) Plan or any equivalent fixed income fund that is designated by the plan administrator as the successor to the Fidelity U.S. Bond Index Portfolio;

•	Equity Index Fund — the Spartan U.S. Equity Index Portfolio under the 401(k) Plan or any equivalent equity index fund that is designated by the plan administrator as successor to the Spartan U.S. Equity Index Portfolio;

•	ChoicePoint Inc. Stock Fund — a hypothetical fund established for each participant to reflect the value of the participant’s account invested in this fund. This fund is credited with shares and fractional shares of ChoicePoint common stock at the time of an addition to the fund that are equal to the dollar amount of the addition divided by the value of a share of ChoicePoint common stock at the date of the addition; and

•	Short Term Income Fund — the Managed Income Portfolio under the 401(k) Plan or any equivalent short-term income fund that is designated by the plan administrator as the successor to the Managed Income Portfolio.

      Timing of Payment. The payment of benefits may begin on the date the participant ceases to be an employee or non-employee director, the date on which the participant achieves a specified age, or the earlier or later of these dates or as otherwise provided by the plan administrator. Payments must begin by the date the participant attains the age of 71.

      Distribution of Benefits. Payment of benefits under the DCP Plan will begin within 30 days after the date specified in the deferral election form unless otherwise provided by the plan administrator.

      Period of Deferral. The timing and form of payment of the benefits is determined by the participant. The most recent deferral election form that has been in effect for at least 12 months will govern. If the value of the account is under $5,000 at the time of the distribution, the DCP Plan will pay out a lump sum, regardless of the form of payment elected. If no form of payment is elected, benefits will be paid as a lump sum.

      Form of Payment. The benefits under the DCP Plan may be in the form of a lump sum payment or in annual installments for a period not exceeding 20 years. Distributions of Excess Matching Contribution Accounts, Excess Transition Benefit Plan Accounts, Excess Profit-Sharing Accounts (for post-2001 calendar years) and SERP Accounts will be made in ChoicePoint common stock, except that the portion of any contribution to a SERP Account made for 2003 which represents a percentage of compensation for a participant which is greater than the percentage contributed for the participant for 2002 shall be distributed in cash, and distributions of all other accounts will be made in cash. Minimum annual installment payments will be $500.

      Maximum Number of Shares Available For Certain Benefits. The maximum aggregate number of shares of ChoicePoint common stock which may be granted, subsequent to February 2, 2004, to Excess Profit-Sharing Accounts, Excess Transition Benefit Plan Accounts and SERP Accounts, is three hundred fifty thousand (350,000). This number will be adjusted, as appropriate, for stock dividends, stock splits, combination of shares and recapitalizations. Any shares of common stock distributed will be treasury shares or shares purchased on the open market.

      SERP Benefit Elections. By filing an election, the participant may elect separately (1) that payment of the SERP Account and Transferred Benefit Account will begin on the date following termination of employment on which the participant attains an age specified in the election (other than terminations for cause), and (2) to receive the SERP benefit and Transferred Benefit in the form of a lump sum payment or in annual installments for a period not exceeding 20 years. If an age is specified, the age must not be less than 55 or more than 71 years (subject to the DCP plan’s change in control and disability provisions).

      SERP Benefits Upon Disability. In the event of a participant’s disability, distribution of his or her SERP Account will be made or begun in accordance with the participant’s separate election with respect to SERP benefits, in accordance with procedures prescribed by the plan administrator.

      Hardship Withdrawals. The plan administrator has the discretion to grant a distribution to a participant on account of hardship and will apply the general guidelines used under IRS regulations governing hardship withdrawals from qualified plans.

      Death Benefits. One or more persons or legal entities may be named as a beneficiary, as well as contingent beneficiaries, and the allocation may be made among the beneficiaries. In the absence of such a designation or if no surviving beneficiary is available at the participant’s death, benefits under the DCP Plan will be paid to the participant’s estate. Upon a participant’s death, benefits will be paid as soon as practicable to the beneficiaries according to the directions specified in the deferral election form. The form may specify that benefits will be paid in a lump sum, in annual installments for a period not exceeding five years, in the form currently being paid (if benefit payments have already begun to the participant), or as otherwise made available by the plan administrator in the deferral election form. If not specified, payment will be made in a lump sum.

      Limitations. Nothing in the DCP Plan constitutes the creation of a trust or other fiduciary relationship between an employer and any participant, beneficiary or any other person. The DCP Plan is designed to be an unfunded, nonqualified plan. The DCP Plan should not be deemed to create a trust or lien in favor of any participant or beneficiary on any assets of any employer. No participant or beneficiary or any other person has any preferred claim on, or any beneficial ownership interest in, any assets of an employer prior to the time that the assets are paid under the DCP Plan. Each participant and beneficiary has the status of a general unsecured creditor. Nothing in the DCP Plan should be construed as guaranteeing future employment or service as a director to any participant.

      Assignment. No right or interest under the DCP Plan of any participant or beneficiary is assignable or transferable in any manner or subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner liable for or subject to the debts or liabilities of the participant or beneficiary.

      Amendment. The compensation committee of the board of directors may at any time amend any or all of the provisions of the DCP Plan, except that (1) no such amendment may adversely affect any participant’s benefit as of the date of the amendment, and (2) no such amendment may suspend the crediting of earnings on the balance of a participant’s account, until the entire balance of the account has been distributed, in either case, without the prior written consent of the affected participant. In addition, the plan administrator has the authority to adopt amendments to the DCP Plan in order to comply with the requirements of applicable laws and regulations or for other purposes if consistent with the overall compensation and benefits policy of ChoicePoint.

      Termination. The compensation committee of the board of directors, in its sole discretion, may terminate the DCP Plan at any time and for any reason whatsoever, except that (1) no such termination may adversely affect any participant’s benefit as of the date of such termination, and (2) no such termination may suspend the crediting of earnings on the balance of a participant’s account, until the entire balance of the account has been distributed, in either case, without the prior written consent of the affected participant. Written notice of any termination will be given to the participants as soon as practicable. If the DCP Plan is terminated, ChoicePoint, in its sole and absolute discretion, retains the right to change the time and form of distribution of participants’ benefits, including requiring that all amounts credited to participants’ accounts be immediately distributed in the form of a lump sum payment. In the absence of a prior termination, the DCP Plan shall nonetheless be terminated and no further benefits granted thereunder, on April 28, 2014.

      Any corporation that is an employer under the DCP Plan other than ChoicePoint may elect to withdraw from the DCP Plan, and such a withdrawal will constitute a termination of the DCP Plan as to that corporation. However, the terminating corporation will continue to be an employer for purposes of the DCP Plan as to participants and beneficiaries to whom it owes obligations.

      Federal income tax considerations. With respect to each DCP Plan participant, the DCP Plan is intended to result in the deferral of income for federal income tax purposes until the time benefits are actually received by the participant. Under the rules generally applicable to nonqualified deferred compensation, in general, a participant must include compensation in income only when the compensation is actually or “constructively” received. IRS guidelines provide, in general, that the deferral of compensation will not be deemed to result in constructive receipt of the compensation income where the election to defer is made and the terms of deferral are fixed prior to the beginning of the period of service (in most cases, the calendar year) for which the compensation is payable.

      To the extent that a participant recognizes compensation income in the circumstances described above, the participant’s employer or entity for which the participant provides services will be entitled to a corresponding deduction provided, among other things, that such deduction meets the test of reasonableness, is an ordinary and necessary business expense, and is not disallowed by the $1 million limitation on certain executive compensation.

      In general, for employment tax purposes, amounts deferred under the DCP Plan by employees are includible in “wages” subject to tax when the amounts are earned (or when they vest, in the case of amounts credited to a participant’s SERP Account), notwithstanding the fact that for federal income tax purposes the same amounts will not be taxable until actually or constructively received.

      The foregoing is only a summary. It is not intended as a complete description of federal, state or local income tax consequences of participation in the DCP Plan, and it does not purport to address all federal tax consequences, or other tax consequences associated with participation. In particular, this summary does not address foreign, state or local tax consequences.

      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHOICEPOINT INC. DEFERRED COMPENSATION PLAN.

REPORT OF AUDIT COMMITTEE

      The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with management.

      In connection with their audit of the Company’s financial statements for the year ended December 31, 2003, the Company’s independent public accountants, Deloitte & Touche LLP (“Deloitte”), were responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The audit committee discussed with Deloitte the matters required by Statement of Accounting Standards No. 61, as amended.

      In addition, the audit committee received from and discussed with Deloitte the written disclosures and letter from Deloitte required by the Independence Standards Board Standard No. 1 regarding their independence.

      The members of the audit committee are independent as required by the listing standards of the New York Stock Exchange and the new independence requirements promulgated by the Securities and Exchange Commission.

      The Company’s board of directors has approved a written charter for the audit committee. The charter is reviewed annually and was most recently amended and approved on February 26, 2004. A copy of the charter, as amended, is attached to this proxy statement as APPENDIX B.

      The audit committee discussed with the Company’s internal auditors and independent public accountants the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee and the board have also approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2004.

      The audit committee approved a policy prohibiting the Company from hiring into a senior financial reporting role any current or former employee of the independent public accountants who was a member of the audit engagement team within the past year.

Audit Committee

THOMAS M. COUGHLIN (Chairman)
JAMES M. DENNY
JOHN B. MCCOY

March 19, 2004

      THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF
CHOICEPOINT INDEPENDENT PUBLIC ACCOUNTANTS

General

      The ChoicePoint board of directors has selected Deloitte & Touche LLP as ChoicePoint’s independent public accountants for the fiscal year ending December 31, 2004 and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year if the board of directors determines that such a change would be in the best interests of ChoicePoint and its shareholders. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CHOICEPOINT’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

AUDIT FEES AND OTHER FEES

      During fiscal years 2002 and 2003, ChoicePoint retained Deloitte & Touche LLP to provide services in the following categories and amounts:

	2002	2003

Audit Fees(1)	$501,934	$439,000
Audit-Related Fees(2)	$153,525	$617,601
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0

(1)	Audit fees include audit of the annual financial statements and quarterly reviews.

(2)	Audit-related fees include benefit plan audits, agreed-upon procedures reports, acquisitions, accounting consultations and the re-audit of 2001 financial statements in connection with a divestiture.

(3)	No tax services were provided by Deloitte and Touche LLP for fiscal 2002 or 2003.

(4)	No other services were provided by Deloitte and Touche LLP for fiscal 2002 or 2003.

      Pursuant to its charter, the audit committee must pre-approve all audit and non-audit services to be performed by the independent public accountants. Commencing in 2002, as a matter of corporate policy, the Company’s independent public accountants will not perform any services other than audit and audit-related services.

OTHER MATTERS

ChoicePoint Shareholder Proposals

      Any shareholder proposal, including nominations for candidates for election as directors, intended for inclusion in the proxy statement for ChoicePoint’s 2005 annual meeting of shareholders must be received by ChoicePoint at its principal executive offices on or before November 21, 2004. In accordance with ChoicePoint’s bylaws, any shareholder proposal submitted for consideration at next year’s annual meeting (even if not submitted for inclusion in the proxy statement) and any shareholder director nomination must be received by ChoicePoint at its principal executive offices on or before November 21, 2004 and must comply with the written notice requirements specified in ChoicePoint’s bylaws or such proposal or nomination will be considered out of order and will not be acted upon at ChoicePoint’s 2005 annual meeting of shareholders.

Certain Relationships and Related Transactions

      During 2003, Mr. Marcus served as Director Emeritus of The Home Depot, Inc. and Ms. Hill and Mr. Langone both served as directors of The Home Depot, Inc. During 2003, the Company performed pre-employment background and drug testing services for The Home Depot, Inc. totaling approximately $15.6 million ($11.7 million net of pass-through expenses). These services were the result of arm’s length negotiations conducted in the ordinary course of business.

      Mr. Murray served as a director of FleetBoston Financial Corporation in 2003. In 2002, ChoicePoint entered into a three-year revolving credit facility with a total commitment of $325 million, in which Fleet National Bank, a subsidiary of FleetBoston Financial Corporation, participates in the amount of $25 million. As of March 1, 2004, there are no borrowings outstanding under the revolver. Total interest paid to Fleet National Bank in 2003 relating to this transaction was approximately $83,000. ChoicePoint also has a synthetic lease for a total commitment of up to $48 million, in which Fleet National Bank participates in the amount of $13.8 million. As of March 1, 2004, the outstanding balance for the synthetic lease was $42.3 million of which ChoicePoint is liable to Fleet National Bank for $12.2 million. Total interest paid to Fleet National Bank in 2003 for this transaction was approximately $268,000. In addition, the Company provided public record information services in 2003 for FleetBoston Financial Corporation for approximately $30,000. The credit facility, synthetic lease and the information services performed were the results of arm’s length negotiations conducted in the ordinary course of business.

      Until July 1, 2003, Mr. Murray served as a director of Allmerica Financial Corporation. During 2003, the Company provided database claims information and credentialing services for Allmerica Financial Corporation totaling approximately $3.9 million. These services were the result of arm’s length negotiations conducted in the ordinary course of business.

ChoicePoint Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act and the regulations of the SEC require ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock to file initial reports of ownership and changes in ownership of the ChoicePoint common stock with the SEC and the NYSE. Executive officers, directors and ChoicePoint 10% shareholders are required by the regulations of the SEC to furnish ChoicePoint with copies of all reports that they file pursuant to Section 16(a). In addition, Item 405 of Regulation S-K requires ChoicePoint to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years. To ChoicePoint’s knowledge, based upon a review of the copies of such forms furnished to ChoicePoint and written representations from ChoicePoint’s executive officers and directors, all filing requirements applicable to ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock complied with the applicable reporting requirements for 2003, except for Dr. Hamre and Ms. Hill, each of whom had one late filing due to an administrative error and except for Messrs. Langone and Marcus, who inadvertently under-reported the total number of ChoicePoint shares they own by 1,165 shares and 11,400 shares, respectively, due to clerical errors. The share amounts were corrected in subsequent filings.

Annual Report to Shareholders/ Annual Report on Form 10-K

      The Annual Report to Shareholders of ChoicePoint Inc. for the year ended December 31, 2003, including audited financial statements, accompanies this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies. Additionally, ChoicePoint files an Annual Report on Form 10-K with the SEC. A COPY OF CHOICEPOINT’S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY, CHOICEPOINT INC., 1000 ALDERMAN DRIVE, ALPHARETTA, GEORGIA 30005.

Other Matters at the Annual Meeting

      ChoicePoint is unaware of any matter to be presented at the ChoicePoint annual meeting other than as described in this proxy statement. If other matters are properly presented at the ChoicePoint annual meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the ChoicePoint annual meeting.

Expenses of Solicitation

      ChoicePoint has retained Morrow & Co., Inc. to aid in the solicitation of proxies. ChoicePoint estimates the cost of these services to be approximately $6,000, plus out-of-pocket expenses. The cost of soliciting proxies will be borne by ChoicePoint. Proxies may be solicited by personal interview, mail or telephone. In addition, ChoicePoint may reimburse brokerage firms and other persons representing beneficial owners of shares of ChoicePoint common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by ChoicePoint’s executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

By Order of the Board of Directors,

David W. Davis
Corporate Secretary

Alpharetta, Georgia

March 19, 2004

APPENDIX A

CHOICEPOINT INC.

DEFERRED COMPENSATION PLAN

(EFFECTIVE JULY 30, 1997)

(Restated to include Amendments as of February 2, 2004)

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ii

iii

DEFERRED COMPENSATION PLAN

      ChoicePoint Inc. (the “Company”) does hereby adopt this ChoicePoint Inc. Deferred Compensation Plan, effective July 30, 1997.

ARTICLE I

PREFACE

      SECTION 1.1.     Effective Date. The effective date of this Plan is July 30, 1997.

      SECTION 1.2.     Purpose of the Plan. The purposes of this Plan are to provide unfunded deferred compensation to certain persons as follows:

(a) To provide for a select group of highly compensated management Employees of the Company (and certain affiliated companies) benefits they would have received under the 401(k) Plan and certain other plans of the Company but for the limitations imposed under Sections 402(g), 401(a) (17), 401(k)(3), 401(m) and 415 of the Internal Revenue Code of 1986, as amended (“Code”);

(b) To permit the election by members of said group of Employees, or of nonemployee members of the Board of Directors of the Company or certain affiliated companies to defer additional compensation;

(c) To provide a Supplemental Executive Retirement Plan Benefit to certain Employees designated by the Company; and

(d) To provide benefits credited for certain participants under the Equifax Inc. SERP and the Equifax Inc. Deferred Compensation Plan who elected that their benefits should be provided pursuant to this Plan.

      SECTION 1.3.     Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Georgia, except when preempted by federal law.

      SECTION 1.4.     Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

ARTICLE II

DEFINITIONS

      Except as otherwise provided in the Plan, terms defined in the 401(k) Plan, as amended from time to time, shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

      SECTION 2.1.     Account shall mean the record maintained in accordance with Section 7.4 by the Employer as the sum of the Participant’s Excess Elective Contribution Account, Additional Voluntary Contributions Account, Excess Matching Contribution Account, Excess Profit-Sharing Account, Excess Transition Benefit Plan Account, Additional Company Contributions Account, SERP Account, Transferred Benefit Account and the Nonemployee Director’s Deferral Account, as applicable.

      SECTION 2.2.     Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article X hereof.

      SECTION 2.3.     Benefit shall mean the value as of any given date of the contributions and appropriate investment experience credited to a Participant’s Account identified in Section 2.1.

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      SECTION 2.4.     Change in Control shall mean the occurrence of any of the following events:

(a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of the then outstanding securities entitled to vote generally in the election of Directors of the Company (“Voting Shares”) immediately prior to such transaction;

(b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time (“Exchange Act”)) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the Voting Shares;

(d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

(f) Notwithstanding the foregoing provisions of Section 2.4(c) and (d) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company, (B) a Subsidiary, (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, or (D) any Employee either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 30% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any subsidiary of the Company.

(g) Notwithstanding the foregoing provisions of this Section 2.4, if prior to any event described in paragraphs (a), (b), (c) or (d) of this Section 2.4 instituted by any person who is not an officer or director of the Company, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Company which could lead to any such event, management proposes any restructuring of the Company which ultimately leads to an event described in paragraphs (a), (b), (c) or (d) of this Section 2.4 pursuant to such management proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of this Plan.

      SECTION 2.5.     ChoicePoint Inc. Stock Fund shall mean a hypothetical fund established for each Participant to reflect the value of the Participant’s Account, or portion thereof, invested in said fund. Said fund shall be credited with shares and fractional shares of Company common stock at the time of any

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addition to the Fund which are equal to the dollar amount of the addition divided by the value of a share of Company common stock. Said value shall be determined by the Plan Administrator, according to a procedure consistently applied, on the date of each said addition. Dividends paid on shares of the Company’s common stock shall be calculated in dollars based on the number of shares held in the fund and shall be similarly converted into shares and credited to the fund as of the date paid, as additional hypothetical earnings experienced by the fund. The fund, and any accounts invested therein, shall be adjusted as appropriate by the Plan Administrator to prevent any dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Transfers out of said fund shall be made in dollar amounts, and the fund shall be reduced by the number of shares required, based on the value of the Company’s common stock on the date of transfer.

      SECTION 2.6.     Code shall mean the Internal Revenue Code of 1986, as amended.

      SECTION 2.7.     Company shall mean ChoicePoint Inc.

      SECTION 2.8.     Committee shall mean the Management Compensation and Benefits Committee of the Board of Directors of the Company.

      SECTION 2.9.     Compensation shall mean, with respect to an Employee, the total compensation paid to a Participant by an Employer for services as an Employee for a Plan Year, including overtime, overtime premium, bonuses, commissions, and amounts received pursuant to a sick pay plan or short-term disability plan (but not a long term disability plan) maintained by an Employer, including the amount of “Elective Contributions” and other pre-tax contributions to the 401(k) Plan, but excluding benefits received under the Plan or any employee pension or welfare plan (other than an Employer’s sick pay plan or short-term disability plan), and exclusive of any program of additional benefits or compensation payable other than in cash, and exclusive of any benefits awarded or payable under the Company’s Omnibus Stock Incentive Plan (or any similar plan or program) whether or not taxable to the Participant. With respect to Nonemployee Directors, Compensation shall mean the fees paid to a Nonemployee Director during a Plan Year, regardless of whether deferred pursuant to the Plan.

      SECTION 2.10.     Controlled Group means the Company and any other corporation which is a member of the controlled group of corporations of which the Company is a member as defined in section 414(b) of the Code.

      SECTION 2.11.     Disability shall mean the inability of a Participant to perform his material and substantial duties for the Employer by reason of mental or physical illness, injury or disease which is expected to result in death or be of indefinite duration.

      SECTION 2.12.     Employee shall mean a person who (a) performs services for an Employer (b) is a common law employee of such an Employer, and (c) is classified on the Employer’s records, and paid, as a salaried employee of the Employer.

      SECTION 2.13.     Employer shall mean the Company and any other Controlled Group member that adopts this Plan pursuant to Section 11.7.

      SECTION 2.14.     Equity Index Fund shall mean the Spartan U.S. Equity Index Portfolio under the 401(k) Plan or any equivalent equity index fund which is designated by the Plan Administrator as the successor to the Spartan U.S. Equity Index Portfolio.

      SECTION 2.15.     Excess Benefit shall mean an Excess Elective Contribution Benefit, an Excess Matching Benefit, Excess Profit-Sharing Benefit and an Excess Transition Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

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      SECTION 2.16.     Fixed Income Fund shall mean the Fidelity U.S. Bond Portfolio under the 401(k) Plan or any equivalent fixed income fund which is designated by the Plan Administrator as the successor to the Fidelity U.S. Bond Index Portfolio.

      SECTION 2.17.     Hardship shall mean an event which results (or will result) in severe financial hardship to the Participant. Whether a hardship exists shall be determined consistent with the general rules and standards set forth in Section 1.401(k)-l(d)(2)(iii) of the Treasury Regulations or a successor regulation.

      SECTION 2.18.     Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended.

      SECTION 2.19.     Nonemployee Director shall mean a member of the Board of Directors of the Company or any corporation which is a member of the same Controlled Group who is not also a common law employee of any of said entities.

      SECTION 2.20.     Participant. For a particular Plan Year, the term Participant shall mean (a) any Employee designated by the Chief Executive Officer of the Company as eligible to participate in the Plan; or (b) any Nonemployee Director. So long as such a person has an undistributed benefit under the Plan, he shall continue to be a Participant even though he is no longer an Employee or Director.

      SECTION 2.21.     Plan shall mean the ChoicePoint Inc. Deferred Compensation Plan, as set forth herein or as duly amended.

      SECTION 2.22.     Plan Administrator shall mean the Chief Financial Officer and the Vice President, Compensation and Benefits, of the Company or the person or persons appointed by the Committee or the Board of Directors to administer the Plan pursuant to Article XII.

      SECTION 2.23.     Plan Year shall mean the calendar year; provided, however, that the first Plan Year shall begin on the Effective Date and end on December 31, 1997.

      SECTION 2.24.     Short Term Income Fund shall mean the Managed Income Portfolio under the 401(k) Plan or any equivalent short-term income fund thereunder which is designated by the Plan Administrator as the successor to the Managed Income Portfolio.

      SECTION 2.25.     Transition Benefit Plan shall mean the ChoicePoint Inc. Transition Benefit Plan as in effect from time to time.

      SECTION 2.26.     Valuation Date shall mean the last business day of each Plan Year, or such more frequent date determined by the Plan Administrator and communicated to the Participants.

      SECTION 2.27.     401(k) Plan shall mean the ChoicePoint Inc. 401(k) Profit Sharing Plan (or any successor plan).

ARTICLE III

CONTRIBUTIONS

      SECTION 3.1.     Excess Elective Contributions.

      (a) Amount of Excess Elective Contributions. Each Participant may, prior to the first day of any Plan Year starting with the 1998 Plan Year or within 30 days after becoming a Participant hereunder in any Plan Year beginning on or after January 1, 1998, by completing a Deferral Election Form or other form approved by the Company, direct his Employer:

(i) to reduce his Compensation by a certain percentage, in 1% increments, with a maximum of 6%, of his Compensation beginning with the payroll period following the payroll period in which the cumulative total of the “Elective Contributions” with respect to the Participant for the Plan Year

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under the 401(k) Plan has reached the maximum amount permissible, consistent with Section 402(g) of the Code and the limitations of Section 401(k)(3) of the Code; and

(ii) to credit the deferrals to the Excess Elective Contributions Account described in Section 7.4 at the times described therein.

      (b) Coordination with Section 401(k) Plan. As soon as practicable after the beginning of each Plan Year starting with the 1998 Plan Year, and not later than the March 31 following the end of such Plan Year, the Company will perform or cause to be performed an actual deferral percentage test to determine the maximum amount of additional Elective Contributions that could be made for such Plan Year, consistent with Section 402(g) of the Code and the limitations of Section 401(k)(3) of the Code, on behalf of the Participant as a participant in the 401(k) Plan. When said amount of Elective Contributions has been determined and when the Participant’s current compensation has been reduced accordingly, the deferral election under subsection (a) above shall become effective.

      SECTION 3.2.     Additional Voluntary Contributions. In addition to other deferrals hereunder, a Participant may, by completing a Deferral Election Form or other form approved by the Company, direct his Employer to reduce his Compensation for the period for which said election is effective by a certain percentage of his Compensation, in 1% increments, with a maximum as determined and communicated by the Plan Administrator, (excluding any Compensation deferred pursuant to Section 3.1(a) or withheld or deducted for other purposes, such as insurance premiums, charitable contributions, tax withholdings and the like, pursuant to Company policy), and to credit the deferrals to the Additional Voluntary Contributions Account described in Section 7.4 at the times described therein. Any such direction may pertain to Compensation exclusive of any bonus, or to any bonus separately, or to all elements of Compensation.

      SECTION 3.3.     Effect and Duration of Excess Elective Contributions or Additional Voluntary Contributions. Any direction by a Participant to make deferrals of Excess Elective Contributions or Additional Voluntary Contributions hereunder shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the election is effective, and the Participant shall not be eligible to receive as part of his compensation an amount equal to such Excess Elective Contributions or Additional Voluntary Contributions. Instead, such amounts shall be credited to the Participant’s Account as provided in Section 7.4. Any directions made in accordance with Subsections (a) or (b) of Section 3.1 or with Section 3.2 above shall be irrevocable for the Plan Year in question and shall remain in effect for subsequent Plan Years unless the directions are changed or terminated by the Participant, on the appropriate form provided by the Plan Administrator, prior to the first day of such subsequent Plan Year. Notwithstanding the foregoing, a Participant’s direction to make deferrals of Excess Elective Contributions or Additional Voluntary Contributions shall automatically terminate on the earlier of the date on which (i) the Participant ceases employment with the Employer, (ii) the Participant’s Employer is deemed Insolvent, (iii) the Participant is no longer eligible to make deferrals of Excess Elective Contributions or Additional Voluntary Contributions hereunder or (iv) the Plan is terminated.

      Any Participant whose eligibility to make before-tax contributions to the 401(k) Plan has been suspended for any reason (including the taking of a hardship withdrawal thereunder) shall not be eligible to defer Excess Elective Contributions under this Plan for the period of his suspension from the 401(k) Plan.

      SECTION 3.4.     Excess Matching Contributions.

      (a) Participants Eligible for the 401(k) Plan. A Participant shall have credited to his Excess Matching Contribution Account an amount equal to the portion of the Matching Elective Contributions and Matching Voluntary Contributions (as defined in the 401(k) Plan) that the Employer would contribute under Sections 3.1(b) and (c) (or successor provisions) of the 401(k) Plan (assuming his Elective Contributions had continued uninterrupted for the remainder of the Plan Year based on his election on record as of the date the applicable limitation is imposed) but that the Employee is prevented from receiving under the 401(k) Plan because of the limitations imposed under Code Sections 402(g),

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401(a)(17), 401(k)(3), 401(m) and 415 of the Code (collectively, the “Excess Matching Contributions”).

      (b) Participants Who Are Not Eligible for the 401(k) Plan. A Participant who is not eligible for the 401(k) Plan (under the terms of such Plan) shall have credited to his Excess Matching Contribution Account an amount equal to a percentage of the Participant’s Additional Voluntary Contributions (to the extent that such Contributions do not exceed 6% of such Participant’s Compensation), where such percentage is determined and communicated by the Plan Administrator following the end of each Plan Year.

      SECTION 3.5.     Excess Profit-Sharing Contributions. A Participant shall have credited to his Excess Profit-Sharing Account an amount equal to the portion of the Company Profit-Sharing Contributions that he is prevented from receiving under the 401(k) Plan because of the limitation imposed under Code Sections 402(g), 401(a)(17), 401(k)(3), 401(m), and 415 of the Code and any other section of the Code, or because the definition of compensation under said Plan does not include the amount of Compensation deferred under this Plan.

      SECTION 3.6.     Excess Transition Benefit Plan Contributions. A Participant shall have credited to his Excess Transition Benefit Plan Account an amount equal to the portion of the Company contributions under the Company’s Transition Benefit Plan that he is prevented from receiving because of the limitations imposed under Code Sections 401(a)(17) and 415 of the Code or any other Section of the Code, or because the definition of compensation under said Plan does not include the amount of Compensation deferred under this Plan.

      SECTION 3.7.     Additional Company Contributions Account. A Participant shall have credited to his Additional Company Contributions Account an amount determined from time to time by the Company in its sole discretion.

      SECTION 3.8.     Time of Election. Any election to defer Compensation made pursuant to the provisions of this Article III shall be made prior to January 1 of a given year if a Participant is eligible to participate in this Plan as of said date, or within thirty (30) days of the date other than January 1 as of which he is designated as a Participant, with respect to Compensation payable after the effective date of his election.

      SECTION 3.9.     Maximum Number of Shares Available for Certain Benefits. Notwithstanding any other provision of this Plan, in no event shall the maximum number of shares of Company common stock in the aggregate which may be granted subsequent to the effective date of this provision (February 2, 2004), pursuant to Excess Profit Sharing Contributions, Excess Transition Benefit Contributions and the Supplemental Executive Retirement Plan Contributions, exceed three hundred and fifty-thousand (350,000). Said number shall be adjusted, as appropriate, by the Plan Administrator, consistent with the adjustment provisions contained in Section 2.5 above.

ARTICLE IV

DEFERRALS BY NONEMPLOYEE DIRECTORS

      SECTION 4.1.     Deferrals by Nonemployee Directors.

      (a) Election of Deferral.

(i) General Rule. Prior to the first day of each Plan Year a Nonemployee Director may elect, by executing a Deferral Election Form in accordance with procedures prescribed by the Plan Administrator, to defer up to 100 percent (in 1 percent increments) or a specified dollar amount of the Compensation that would otherwise be payable to the Nonemployee Director for the Plan Year.

(ii) New Participants. In the case of a deferral election which becomes effective on a date other than the first day of a Plan Year, the election shall relate only to Compensation which has not

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yet been earned as of the date of the Nonemployee Director’s execution of the deferral election or (if later) the effective date of the deferral election.

(iii) Allocation to Accounts. Each deferral of Compensation under this Section 4.1 shall be credited to the Nonemployee Director’s Deferral Account as of the date when the amount deferred would have been paid to the Participant.

      (b) Revocation of Election. After the beginning of a Plan Year, a Nonemployee Director may not increase, decrease, or revoke the amount of Compensation deferred for that Plan Year.

      (c) Transferred Amounts. In addition to the amounts credited to the Nonemployee Director’s Deferral Account under the foregoing provisions of this Section 4.1, there shall also be credited to such Account the amount (if any) transferred with respect to the Nonemployee Director from the Equifax Inc. Deferred Compensation Plan.

      SECTION 4.2.     Effect and Duration of Election. Any direction by a Nonemployee Director to make deferrals of Compensation hereunder shall be effective with respect to Compensation otherwise payable to the Nonemployee Director during the Plan Year for which the election is effective, and the Nonemployee Director shall not be eligible to receive such Compensation currently. Instead, such amounts shall be credited to the Nonemployee Director’s Deferral Account in accordance with Section 7.4. Any directions made in accordance with Section 4.1 above shall be irrevocable for the Plan Year in question and shall remain in effect for subsequent Plan Years unless the directions are changed or terminated by the Nonemployee Director, on the appropriate form provided by the Plan Administrator, prior to the first day of such subsequent Plan Year. Notwithstanding the foregoing, a Nonemployee Director’s direction to make deferrals of Compensation shall automatically terminate on the earlier of the date on which (i) the Nonemployee Director ceases to serve as a director of the Company or other member of the Controlled Group, (ii) the Company is deemed Insolvent, or (iii) the Plan is terminated.

ARTICLE V

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN BENEFITS

      SECTION 5.1.     Supplemental Executive Retirement Plan Credit. In addition to the other amounts credited under this Plan, at the end of each Plan Year there shall be credited to a Supplemental Executive Retirement Plan Account (“SERP Account”) for each eligible Participant the dollar amount or the percentage of the sum of the Participant’s base salary plus annual incentive pay provided for in the Participant’s Employment agreement, if any, with the Company or any other written agreement with the Company establishing such an amount or percentage. The amounts credited to the SERP Account and any other amounts credited to (as adjusted for amounts debited from) the SERP Account pursuant to Section 7.4 shall constitute the SERP Benefit.

      SECTION 5.2.     Vesting.

      (a)(i) For credits to SERP Accounts made prior to the 2002 Plan Year, in general, a Participant shall be 50% vested in said credits (and adjustments thereto for earnings) to his SERP Account.

(ii) For credits to SERP Accounts made in the 2002 Plan Year and subsequently, in general, a Participant shall vest in each such credit at the rate of 25% upon the last day of each Plan Year following the year for which the credit is made, if he remains in the employment of the Company on said dates, until he is 100% vested in said credit (and adjustments thereto for earnings).

      (b) (i) For credits to SERP Accounts made prior to the 2002 Plan Year, upon attainment of age 55, a Participant shall be fully vested in said credits (and adjustments thereto for earnings) to his SERP Account.

(ii) For credits to SERP Accounts made in the 2002 Plan Year and subsequently, in the event that there are fewer than four (4) anniversaries of the last day of the Plan Year for which the credit is made remaining before the Participant attains age 60, the Participant shall vest ratably (33 1/3%,

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50% or 100%) in the credit (and any adjustment thereto for earnings) based on the number of anniversaries which will occur prior to his attainment of age 60, provided he or she remains employed on said anniversary date, so that the Participant will be 100% vested on the anniversary coinciding with or preceding the date he or she attains age 60.

      (c) For credits to SERP Accounts made prior to the 2002 Plan Year, if a Participant’s employment terminates between the ages of 50 and 55 (other than “for cause” (as defined in subsection (d)) or as a result of voluntary resignation), the Participant shall be fully (100%) vested in said credits (and adjustments thereto for earnings) to his SERP Account.

      (d) Notwithstanding any other provision herein, a Participant’s SERP Account and SERP Benefit shall be forfeited in the event that the Participant’s employment terminates for cause. For purposes of this Plan, a termination of employment shall be considered to be “for cause” if the termination of employment results from the Participant’s engaging in an act of embezzlement, theft or infraction of any criminal law involving the Company or a related entity or engaging in activities directly competitive with the Company during the individual’s employment with the Company.

      (e) A Participant shall be fully (100%) vested in his SERP Account upon termination of employment for Disability.

      (f) Notwithstanding any other provision herein, all amounts credited to a SERP Account shall be immediately vested and nonforfeitable upon a Change in Control (as defined in Section 2.4).

      SECTION 5.3.     Deemed Investment. Amounts credited to a SERP Account shall be treated as if invested in the ChoicePoint Inc. Stock Fund for purposes of determining the amount of the adjustments to be made to such Account while the Participant is an active Employee. After the Participant’s employment with his Employer (or any other member of the Controlled Group) terminates, he or she may make an investment election with respect to the SERP Account in accordance with Section 7.2.

ARTICLE VI

TRANSFERRED BENEFITS

      In addition to the other amounts credited under this Plan, an amount shall be credited to a Transferred Benefit Account for each Participant who consents in writing to the substitution of ChoicePoint Inc. for Equifax Inc. as the obligor with respect to liabilities under the Equifax Inc. Supplemental Executive Retirement Plan. Amounts credited to a Transferred Benefit Account shall be treated as if invested in the investment fund or funds described in Article VII pursuant to the procedures prescribed by the Plan Administrator. The amounts credited to the Participant’s Transferred Benefit Account pursuant to this Article VI and Article VII, as adjusted for amounts debited from said account pursuant to Article VII shall constitute the Participant’s Transferred Benefit.

ARTICLE VII

ACCOUNT ADMINISTRATION

      SECTION 7.1.     Account Earnings Credit. As of each Valuation Date, the Accounts attributable to each Participant shall be credited with an earnings credit determined by multiplying such portion of such Participant’s average Account balance during such month by the rate earned during such month by the investment fund selected by the Participant, or the ChoicePoint Inc. Stock Fund, in the case of Excess Matching Contribution Accounts and SERP Accounts; provided, however, that the Plan Administrator, in his discretion, may at any time implement procedures under which earnings credits are made on a daily basis. For contributions to Excess Profit-Sharing Contributions Accounts made for the Plan Year 2002 and thereafter (but not for such Accounts consisting of contributions made for Plan Years ending in or prior to 2001), the earnings credited will be based upon the investment experience of the Choice Point Inc. Stock Fund.

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      SECTION 7.2.     Investment Election. Except as provided in Section 5.3, once during each month of a Plan Year, a Participant may elect, or change a prior election, to have his Account treated as if it were invested in one or more of the investment funds. A Participant may make such an election by executing and delivering to the Plan Administrator a written instrument in such form as the Plan Administrator may prescribe or approve. In the absence of such a direction, the amount credited to a Participant’s Account shall be treated as if it were invested in the ChoicePoint Inc. Stock Fund. A change in election will be effective as soon as reasonably practicable after receipt by the Plan Administrator.

      SECTION 7.3.     Investment Funds. The investment funds available from which each Participant may select to determine the earnings credit to be applied (see Section 7.1) to each account are as follows:

(a) Fixed Income Fund

(b) Equity Index Fund

(c) ChoicePoint Inc. Stock Fund

(d) Short Term Income Fund.

Notwithstanding the foregoing, under no circumstances shall any Employer be obligated actually to invest any amounts of the Employer’s cash or other assets in any of the Investment Funds. The amount credited to a Participant’s Account shall be treated as if invested in one or more of the Investment Funds solely for purposes of determining the amount of the adjustments to be made to such Account. The Plan Administrator, in his discretion, may delete one or more of the funds enumerated above in this Section 7.3, and may also add one or more additional funds (which additional funds shall be subject to deletion, in the Plan Administrator’s discretion).

      SECTION 7.4.     Participant’s Accounts. Each Employer shall establish and maintain on its books a reserve in an aggregate amount equal to the total of the accounts for each Participant. The Plan Administrator shall maintain records for individual Participants which shall contain the following entries, as applicable:

(a) Amounts to an Excess Elective Contribution Account for the Excess Elective Contributions described in Section 3.1, which shall be allocated to the Account when a Participant is prevented from making an Elective Contribution under the 401(k) Plan;

(b) Amounts to an Additional Voluntary Contributions Account for the Additional Voluntary Contributions described in Section 3.2, which shall be credited to the Account when amounts deferred under Section 3.2 would have been paid in cash to the Participant, in the absence of a deferral election;

(c) Amounts to an Excess Matching Contribution Account for the Excess Matching Contributions described in Section 3.4, which shall be credited to the Account when a Participant is prevented from receiving an allocation of Matching Elective Contributions or Matching Voluntary Contributions under the 401(k) Plan;

(d) Amounts to an Excess Profit-Sharing Account for the Excess Profit-Sharing Contributions described in Section 3.5 which shall be credited to the Account when a Participant is prevented from receiving an allocation of Company Profit-Sharing Contributions under the 401(k) Plan;

(e) Amounts to an Excess Transition Benefit Plan Account described in Section 3.6 which shall be credited to the Account in accordance with procedures prescribed by the Plan Administrator;

(f) Amounts to an Additional Company Contributions Account described in Section 3.7 which shall be credited to the Account with procedures prescribed by the Plan Administrator;

(g) Amounts to a SERP Benefit Account described in Article V, which shall be credited to the Account in accordance with procedures prescribed by the Plan Administrator;

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(h) Amounts to a Transferred Benefit Account described in Article VI which shall be credited to the Account in accordance with procedures prescribed by the Plan Administrator;

(i) Amounts to a Nonemployee Director’s Deferral Account described in Section 4.1, which shall be credited to the Account in Accordance with procedures prescribed by the Plan Administrator;

(j) Amounts to all Accounts for the earnings described in Section 7.1 which shall continue until such Accounts have been distributed to the Participant or his Beneficiary, and

(k) Debits for any distributions made from the Accounts.

      SECTION 7.5.     Statements. Participants shall be provided with statements of their Account balances as soon as practicable following each calendar quarter.

ARTICLE VIII

VESTING

      A Participant shall always be 100% vested in amounts credited to his Account (other than the SERP Account) hereunder. Amounts credited to a Participant’s SERP Account shall become vested in accordance with Section 5.2 of this Plan.

ARTICLE IX

DISTRIBUTION OF BENEFITS TO PARTICIPANTS

      SECTION 9.1.     Deferral Election Form.

      (a) Deferral Period. The Deferral Election Forms described in the appropriate sections above shall also contain such Participant’s election regarding the time of the commencement of payment to him of his Benefit described therein. Except as provided in Section 9.1(c), such Participant may elect that payment of his Benefit shall commence on (i) the date on which he ceases to be an Employee or a Nonemployee Director of a Controlled Group member, (ii) the date on which he attains an age specified in the Deferral Election Form, or (iii) the earlier or later of such dates or as otherwise provided for by the Plan Administrators. In no event shall the payment of benefits commence later than on the day which is the 71st anniversary of the birth of the Participant.

      (b) Form of Payment. In the Deferral Election Form, the Participant shall also elect whether to receive his benefits under the Plan in the form of a lump sum payment or in annual installments for a period not exceeding 20 years. Payments of benefits hereunder shall be made in the form elected by the Participant, provided that the Participant shall have made a written election with respect to the form of payment at least twelve months prior to the commencement of payments hereunder. In the event that the Participant has made more than one such election, the most recent election filed with the Plan Administrator, but no less than 12 months prior to the date payments are to commence, shall control. If the Participant fails to make a valid election with respect to the form of payment, payments hereunder shall be made in the form of a single lump sum payment.

      (c) SERP Benefit Elections. By filing an election, in such form as the Plan Administrator shall prescribe, the Participant may elect separately (i) that payment of his SERP Account and his Transferred Benefit Account shall commence on the date following termination of employment on which he attains an age, no less than 55 (except in the event of a Change in Control or Disability) years and no more than 71 years, specified in the election, except when Section 5.2(d) applies; and (ii) to receive his SERP Benefit and Transferred Benefit in the form of a lump sum payment or in annual installments for a period not exceeding 20 years.

      (d) Nature of Payment. Distributions of Excess Matching Contribution Accounts, Excess Transition Benefit Plan Accounts, Excess Profit-Sharing Contributions Accounts (for post-2001 Plan Years) and SERP Accounts shall be made in Company stock, except that the portion of any contribution to a SERP

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Account made for 2003 which represents a percentage of compensation for a Participant which is greater than the percentage contributed for said Participant for 2002 shall be distributed in cash, and distributions of all other Accounts shall be made in cash.

      SECTION 9.2.     Time and Manner of Payment.

      (a) Timing. A Participant’s Benefit shall be paid (or commence to be paid) to the Participant no later than the 30th day after the date specified in the Participant’s Deferral Election Form pursuant to Section 9.1.

      (b) Form. A Participant’s Benefit shall be distributed to the Participant in the form(s) selected by the Participant in the Deferral Election Form pursuant to Section 9.1 with respect to such amounts. If installment payments are elected, the first installment shall be paid on the date specified in Section 9.2(a) and shall be made annually thereafter, with each installment being based on the value of the Account on the date immediately preceding the date such installment is to be paid. The installment shall be equal to such value multiplied by a fraction the numerator of which is one and the denominator of which is the total number of remaining installments to be paid. The minimum installment payment shall be $500.00.

      (c) Hardship Distributions. Notwithstanding the foregoing, the Plan Administrator may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant’s Account if the Plan Administrator determines, in his absolute discretion based on such reasonable evidence as he shall require, that such a payment or payments are necessary for the purpose of alleviating the consequences of a Hardship occurring with respect to the Participant. Payments of amounts because of a Hardship shall be permitted only to the extent reasonably necessary to satisfy the financial need associated with the Hardship.

      (d) Small Accounts. Notwithstanding any provision of the Plan or a Participant’s Deferral Election Form to the contrary, death, in the event that the Account of a Participant does not exceed $5,000 at the time of the Participant’s termination of employment or cessation of service as a Director with all members of the Controlled Group, such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following such termination of employment or cessation of service.

      SECTION 9.3.     Liability for Payment/ Expenses. The Company shall pay all Benefits and any administrative expenses hereunder to or on behalf of a Participant.

      SECTION 9.4.     SERP Benefits Upon Disability. In the event of Disability, distribution of the SERP Account shall be made or commence to be made in accordance with the separate election that the Participant shall have executed at the time of becoming, or shortly after becoming, a Participant in the Plan with respect to SERP Benefits, in accordance with procedures prescribed by the Plan Administrator.

ARTICLE X

DEATH BENEFITS

      SECTION 10.1.     Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant’s death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Benefits shall be the estate of the Participant. If two or more persons designated as a Participant’s Beneficiary are in existence with respect to a single Benefit, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant’s designation specifically provides for a different allocation. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

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      SECTION 10.2.     Distribution to Beneficiaries.

      (a) Amount of Benefits. The Benefits payable to a Participant’s Beneficiary under this Plan shall be equal to such Participant’s Account balance (or, in the case of a Participant who is not fully vested, the appropriate fraction thereof, on the date of the distribution of the Account to the Beneficiary.

      (b) Time of Payment. The Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

      (c) Manner of Payment. All Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment, unless the Participant has elected on the appropriate Deferral Election Form, prior to his death, that the Benefits shall be paid to the Beneficiary (i) in the form of a lump sum, (ii) in the form of annual installments for a period not exceeding 5 years or (iii) in the form currently being paid, if payments are in pay status at the time of the death, or (iv) in such other form as the Plan Administrator has made available on the Deferral Election Form from time to time. In the event that a Beneficiary is to receive payments over a period of time, rather than in an immediate lump sum, the Beneficiary shall have the rights of a Participant with respect to the deceased Participant’s Account, including the right to elect to treat the Account as if invested in one of the investment funds described in Section 7.3 and receive reports as described in Section 7.5.

ARTICLE XI

MISCELLANEOUS

      SECTION 11.1.     Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

      SECTION 11.2.     Limitation on Rights of Participants and Beneficiaries — No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of any Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of an Employer prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers.

      SECTION 11.3.     No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment or service as a Director to any Participant. A Participant who is an Employee continues to be an Employee of an Employer solely at the will of the Employer and is subject to discharge at any time, with or without cause.

      SECTION 11.4.     Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

      SECTION 11.5.     Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

      SECTION 11.6.     Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of

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the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

      SECTION 11.7.     Adoption by Other Employers. Any member of the Controlled Group may adopt this Plan with the consent of the Plan Administrator or the Chief Executive Officer of the Company by executing an instrument evidencing its adoption of this Plan on the order of its Board of Directors and filing a copy thereof with the Company. Such adoption may be subject to such terms and conditions as the Committee requires or approves.

      SECTION 11.8.     Tax Withholding. Any amount payable to a Participant or Beneficiary under this Plan shall be subject to reduction by amounts required to be withheld by the Company under any provision of law (including without limitation the provisions of federal, state, local and foreign tax laws).

      SECTION 11.9.     Effect on other Benefits. Benefits payable to or with respect to a Participant under the 401(k) Plan or any other Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

ARTICLE XII

ADMINISTRATION OF THE PLAN

      SECTION 12.1.     Administration.

      (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants, or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the Benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if an Employee is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits, (iii) to make any other decisions required in connection with the ongoing administration of the Plan, and (iv) to add and delete investment funds in accordance with Section 7.3. The Plan Administrator’s determination of the rights of any Employee or former Employee or Nonemployee Director or former Nonemployee Director or Beneficiary hereunder shall be final and binding on all persons, subject only to the provisions of Sections 12.3 and 12.4 hereof.

      (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

      SECTION 12.2.     Regulations. The Plan Administrator shall promulgate any rules and regulations he deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject to the provisions of Sections 12.3 and 12.4 hereof be final and binding on all persons.

      SECTION 12.3.     Claims Procedures. The Plan Administrator shall determine the rights of any Employee or former Employee or Nonemployee Director or former Nonemployee Director or Beneficiary to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator’s decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

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      A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

(a) the specific reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) an explanation of the claim review procedure.

      A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60-day period, the Company (or its delegate) shall conduct a full and fair review of such claim.

      The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

      SECTION 12.4.     Revocability of Plan Administrator/ Employer Action. Any action taken by the Plan Administrator or an Employer with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Employer as to payments not yet made to such person, and acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator’s or the Employer’s making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

      SECTION 12.5.     Amendment. The Committee may at any time (without the consent of an Employer) amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant’s Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant’s Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an authorized officer of the Company on the order of the Committee. In addition, the Plan Administrator shall have the authority to adopt (i) amendments to the Plan in order to comply with the requirements of applicable laws and regulations, and (ii) any other amendments that are consistent with the overall compensation and benefit policies of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

      SECTION 12.6.     Termination.

      (a) The Committee, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that (i) no such termination may adversely affect any Participant’s Benefit as of the date of such termination, and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant’s Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an authorized officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Subsection, such termination shall become effective

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as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed. In the absence of a prior termination, this Plan shall nonetheless be terminated, and no further benefits granted hereunder, on April 28, 2014.

      (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants’ Benefits, including requiring that all amounts credited to Participants’ Accounts hereunder be immediately distributed in the form of a lump sum payment.

      (c) Any Employer (other than the Company) that adopts the Plan may elect to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to such Employer provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer on authority of its Board of Directors (or the applicable Committee thereof) and filed with the Plan Administrator, and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding any other provision of the Plan, if an Employer (other than the Company) ceases to be a member of the Controlled Group, the Plan shall automatically terminate with respect to such Employer and all vested amounts credited to the Accounts of Employees of such Employer shall be immediately payable in the form of a lump sum payment or any applicable form of payment pursuant to the Participant’s election, which shall thereupon become effective, or transferred to appropriate accounts established under a successor plan by said Employer.

      Executed as of the Effective Date.

CHOICEPOINT INC.

By:	/s/ JOHN H. KARR

Title:	Vice President, Compensation and Benefits

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APPENDIX B

CHOICEPOINT INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

      There shall be an Audit Committee of the Board of Directors (the “Committee”), which shall serve at the pleasure of the Board of Directors (the “Board”) and be subject to its control.

Purpose

      The primary purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and financial reporting;

•	the integrity and effectiveness of the Company’s disclosure and internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the independence, qualifications and performance of the Company’s independent accountants; and

•	the independence, qualifications and performance of the Company’s internal audit function, as appropriate.

Membership

      1. The Committee shall have at least three (3) members appointed by the Board. Each member of the Committee shall qualify as an independent director for purposes of serving on an Audit Committee under the listing standards and independence requirements of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and be otherwise free from any relationship that, in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee.

      2. Each member of the Audit Committee shall be financially literate and understand financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of appointment to the Audit Committee.

      3. No member may simultaneously serve on the audit committees of more than three (3) public companies without review and approval by the Board.

      4. Director’s compensation shall be the sole remuneration paid by the Company to all members of the Committee. No Committee member shall receive fees, paid directly or indirectly, for services as a consultant or a legal or financial advisor.

      5. The Committee shall review and update, if necessary, its charter periodically, on at least an annual basis, and request approval of the charter, or any changes to the charter, by the Board.

Meetings

      The Committee shall meet at least four (4) times annually, and more frequently as circumstances may dictate. The Committee shall meet at least annually with management of the Company (in particular the Company’s senior financial officers), the Company’s internal auditors (or other personnel responsible for the internal audit function) (as appropriate) and the Company’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately, such as internal controls and the fullness and accuracy of the Company’s financial statements. The agenda and minutes for each meeting will be prepared by the secretary of the Committee.

Responsibilities

      1. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work performed by the Company’s independent accountants, including resolution of disagreements between management and the independent accountants, and the independent accountants shall report directly to the Committee. The Committee shall recommend to the Board for its action the appointment or discharge of the Company’s independent accountants. If approved by the Board, the Committee’s recommendation to appoint the Company’s independent accountants shall also be presented to the shareholders for approval at each annual meeting. If the independent accountants are replaced, the Committee shall recommend to the Board for its action the appointment of new independent accountants until the next annual meeting of shareholders.

      2. All auditing and non-audit services to be performed by the independent accountants must be preapproved by the Committee.

      3. The Committee shall review and approve the scope and plan of the Company’s audit and shall annually review and discuss with the independent accountants the judgments about the quality of the Company’s accounting principles as applied in its financial reporting.

      4. The Committee shall at least annually obtain and review a report from the independent accountants describing the independent accountant’s internal quality control procedures and any material issues raised by the most recent peer review of the firm or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out and any steps taken to deal with such issues.

      5. The Committee shall annually review and confirm the independence and objectivity of the independent accountants and receive a formal written statement from the independent accountants regarding the firm’s independence and objectivity consistent with Independence Standards Board Standard 1.

      6. The Committee shall annually evaluate the independent accountants, including the independent accountants’ qualifications, performance and independence, the competence, experience and qualifications of the lead partner and senior members of the independent accountants’ team, and the quality control procedures of the independent accountants. The Committee also shall ensure the rotation of the audit partners as required by law.

      7. The Committee shall approve policies for the Company’s hiring of employees or former employees of the independent accountants.

      8. The Committee shall review with the independent accountants and the Vice President of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

      9. At each regular meeting of the Committee, the Committee shall receive from Internal Audit a report of all significant deficiencies in the design or operation of internal controls, which could adversely affect the reliability of the financial data reported. The Committee also shall receive from Internal Audit disclosure of any fraud involving management or other employees having a significant role in internal controls.

      10. The Committee shall meet with the Company’s Vice President of Internal Audit at appropriate times to review the results of completed audits, the status of any unresolved audit recommendations, the adequacy of the Company’s system of internal controls and such other matters as the Committee may deem appropriate.

      11. The Committee shall review and discuss generally all proposed earnings releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

      12. The Committee shall review with management and the independent accountants the Company’s interim financial statements and disclosures and the information set forth in Management’s Discussion and

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Analysis in the Company’s Quarterly Reports on Form 10-Q prior to filing, including a discussion with the independent accountants of the matters to be discussed by Statement of Auditing Standards No. 100, as appropriate.

      13. The Committee shall review with management and the independent accountants the Company’s annual audited financial statements and disclosures and the information set forth in Management’s Discussion and Analysis to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) including (a) their judgment about the quality of the Company’s accounting principles as applied in its financial reporting, (b) the reasonableness of significant judgments and (c) the clarity of the disclosures in the financial statements. The Committee shall recommend, based on its review and discussion, that the audited financial statements be included in the Company’s Form 10-K for filing with the SEC.

      14. The Committee shall meet with the independent accountants at appropriate times to review, among other things, the results of the audit, the Company’s financial statements, any certification, report, or opinion that the independent accountants propose to render in connection with such statements and any audit problems or difficulties and management’s response.

      15. The Committee shall discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statement on Auditing Standards, AU § 380) relating to the conduct of the audit.

      16. The Committee shall receive an annual report from the independent accountants that describes (a) all critical accounting policies and practices to be used by the Company, (b) all material alternative treatments within generally accepted accounting principles suggested to management and (c) any other written communication with management.

      17. The Committee shall obtain from the independent accountants assurance that Section 10A(b) of the Securities and Exchange Act of 1934 (generally relating to the independent accountants’ identification of illegal acts and related party transactions) has not been implicated.

      18. The Committee shall periodically review the Company’s policies with respect to risk assessment and risk management. The Committee shall meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      19. The Committee shall establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls or auditing matters (including anonymous submissions by employees regarding questionable accounting, auditing or other matters). The Committee shall retain the right to delegate administration of these procedures to Internal Audit or other appropriate members of Company management.

      20. The Committee shall review the internal controls and procedures related to executive travel and entertainment, including the use of Company assets. The Committee shall have the power to direct the independent accountants and the internal audit staff to inquire into and report to it with respect to any of the Company’s contracts, transactions, or procedures, or the conduct of the parent company, or any division, profit center, subsidiary, or other unit, or any other matter having to do with the Company’s business and affairs. The Committee is not expected to initiate or conduct special investigations in these regards unless specifically requested to do so by the Board.

      21. The Committee shall meet with the Company’s General Counsel at appropriate times to review the status of material litigation and corporate compliance in general. The Committee shall annually review compliance with the Code of Conduct.

Administrative

      1. The Committee shall have the authority to engage independent counsel and other advisors.

      2. The Committee shall report regularly to the Board.

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      3. The Committee shall annually evaluate the performance of the Committee and the adequacy of this Charter.

      4. The Committee shall prepare the annual Audit Committee Report for the Company’s proxy statement in accordance with applicable SEC regulations.

      5. The Committee shall be responsible for only those specific duties outlined within this charter unless assigned such other duties as may be lawfully delegated to it from time to time by the Board.

      This Charter of the Committee was duly approved and adopted on the 26th day of February, 2004.

DAVID W. DAVIS
Corporate Secretary

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PROXY

CHOICEPOINT. INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE CHOICEPOINT BOARD OF DIRECTORS.

     The undersigned hereby appoints Derek V. Smith, Douglas C. Curling, and David W. Davis and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on April 29, 2004 at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:

(continued on other side)

▶FOLD AND DETACH HERE▶

			Please mark your vote as indicated in this example	☒

		For all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
1.	Election of Nominees for Director
	01. John B. McCoy for a term to expire in 2005 02. Thomas M. Coughlin for a term to expire in 2007 03. Derek V. Smith for a term to expire 2007	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)
_________________________________________________________________________

				For	Against	Abstain

	2.		Proposal to approve the ChoicePoint Inc. Deferred Compensation Plan.	☐	☐	☐

	3.		Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for ChoicePoint for the year ending December 31, 2004.	☐	☐	☐

	4.		In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ABOVE MATTERS.
				Do you plan to attend the Annual Meeting of Shareholders?	YES	NO
					☐	☐

IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR, DETACH CARD.

Signature(s)	____________________________________________________________	Date:	________________________________________________		, 2004
IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).

FOLD AND DETACH HERE

DETACH CARD
Please detach proxy at perforation before mailing. YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET

If you are voting by telephone or the Internet, please do not mail your proxy

Vote By Telephone Call Toll-Free using a Touch-Tone telephone 1-800-542-1160	Vote By Internet Access the Web site at http://www.votefast.com	Vote By Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. local time on April 28, 2004, to be counted in the final tabulation. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

Your control number is

Vote By Telephone
 Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone telephone. Follow the simple prompts to record your vote.

Vote By Internet
 Have your proxy card available when you access the Web site http://www.votefast.com. Follow the simple prompts to record your vote.

Vote By Mail
 Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote
 Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. local time, April 28, 2004, will be the vote counted. You may also revoke your proxy by voting in person at the Annual Meeting.